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                                                                       Exhibit 2

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF MARYLAND
                               Greenbelt Division

------------------------------------------)
                                          )
In re                                     )
                                          )
CRIIMI MAE Inc., et al.,                  )     Chapter 11
                                          )     Case Nos. 98-2-3115(DK)
                   Debtors.               )     through 98-2-3117(DK)
                                          )     (Jointly Administered)
------------------------------------------)

                   DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION

VENABLE, BAETJER AND HOWARD, LLP          AKIN, GUMP, STRAUSS, HAUER
Richard L. Wasserman                       & FELD, L.L.P.
Gregory A. Cross                          Stanley J. Samorajczyk, P.C.
1800 Mercantile Bank and Trust Building   Michael S. Stamer
Two Hopkins Plaza                         1333 New Hampshire Avenue, N.W.
Baltimore, Maryland 21201                 Washington, D.C. 20036
(410) 244-7400                            (202) 887-4000

Co-Counsel to CRIIMI MAE Inc.             Co-Counsel to CRIIMI MAE Inc.
and CRIIMI MAE Holdings II, L.P.          and CRIIMI MAE Holdings II, L.P.

SHULMAN, ROGERS, GANDAL,                  COVINGTON & BURLING
PORDY & ECKER, P.A.                       Michael St. Patrick Baxter
Morton A. Faller                          Dennis B. Auerbach
11921 Rockville Pike                      1201 Pennsylvania Avenue, N.W.
Third Floor                               Washington, D.C. 20044
Rockville, MD 20852-2753                  (202) 662-6000
(301) 231-0928

Counsel to CRIIMI MAE Management, Inc.    Counsel to the Official Committee of
                                          Equity Security Holders of CRIIMI MAE
                                          Inc., Co-Proponents of the Plan

Dated: Rockville, Maryland
       April 24, 2000

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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
I.   INTRODUCTION ........................................................    2
II.  DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION ...............    2
     A.  Definitions .....................................................    2
         1.   Administrative Claim .......................................    2
         2.   Allowed Claim or Allowed Interest ..........................    2
         3.   Allowed Class...Claim ......................................    3
         4.   Allowed Class...Interest ...................................    3
         5.   Allowed Class A1 CMO-IV Claim ..............................    3
         6.   Bankruptcy Code ............................................    3
         7.   Bankruptcy Court ...........................................    3
         8.   Bankruptcy Rules ...........................................    3
         9.   Business Day ...............................................    3
         10.  Cash .......................................................    4
         11.  Claim.......................................................    4
         12.  Class ......................................................    4
         13.  Class A1 Cash Payment ......................................    4
         14.  Class A9/A10 Cash Payment ..................................    4
         15.  Class A9/A10 Note A ........................................    4
         16.  Class A9/A10 Note B ........................................    4
         17.  Class A9/A10 Notes .........................................    4
         18.  Clearing Systems ...........................................    4
         19.  Clerk ......................................................    4
         20.  CMBS Sale Portfolio ........................................    4
         21.  CMI ........................................................    4
         22.  CMI Common Stock ...........................................    4
         23.  CMI Creditors' Committee ...................................    4
         24.  CMI Equity Committee .......................................    5
         25.  CMI General Unsecured Claims ...............................    5
         26.  CMM ........................................................    5
         27.  CMM General Unsecured Claims ...............................    5
         28.  CMO-IV Additional Collateral ...............................    5
         29.  CMO-IV Bonds ...............................................    5
         30.  CMSLP ......................................................    5
         31.  Committees .................................................    5
         32.  Company ....................................................    5
         33.  Confirmation ...............................................    5
         34.  Confirmation Date ..........................................    5
         35.  Confirmation Hearing .......................................    5
         36.  Confirmation Order .........................................    5
         37.  Co-Proponent ...............................................    5
         38.  Debtor Releasees ...........................................    5


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         39.  Debtors ....................................................    6
         40.  Debtors in Possession ......................................    6
         41.  Disbursing Agent ...........................................    6
         42.  Disclosure Statement .......................................    6
         43.  Disputed Claim .............................................    6
         44.  Disputed Interest ..........................................    6
         45.  Distribution Record Date ...................................    6
         46.  Docket .....................................................    6
         47.  DTC ........................................................    6
         48.  Effective Date .............................................    6
         49.  Eligible Institution .......................................    6
         50.  Employee Claims ............................................    6
         51.  Estates ....................................................    6
         52.  File, Filed or Filing ......................................    7
         53.  Final Order ................................................    7
         54.  Former Series C Preferred Stock.............................    7
         55.  Freddie Mac ................................................    7
         56.  Freddie Mac Agreement ......................................    7
         57.  GACC .......................................................    7
         58.  Guarantee Claims ...........................................    7
         59.  Holder .....................................................    7
         60.  Holdings ...................................................    7
         61.  Holdings General Unsecured Claims ..........................    7
         62.  Impaired ...................................................    7
         63.  Indemnitees ................................................    7
         64.  Indenture Trustee ..........................................    8
         65.  Instrument .................................................    8
         66.  Insurance Proceeds .........................................    8
         67.  Intercompany Claims ........................................    8
         68.  Interest ...................................................    8
         69   Letter of Transmittal ......................................    8
         70.  LIBOR ......................................................    8
         71.  Local Bankruptcy Rules .....................................    8
         72.  Merrill ....................................................    8
         73.  New Debt ...................................................    8
         74.  New Equity .................................................    8
         75.  New Securities .............................................    8
         76.  Old CMI Preferred Stock ....................................    8
         77.  Old Securities .............................................    8
         78.  Old Senior Note Claims .....................................    8
         79.  Old Senior Notes ...........................................    9
         80.  Old Series D Preferred Stock ...............................    9
         81.  Order ......................................................    9
         82.  Other Secured Claim ........................................    9
         83.  Person .....................................................    9
         84.  Petition Date ..............................................    9


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         85.  Plan .......................................................    9
         86.  Plan Interest ..............................................    9
         87.  Plan Rate ..................................................    9
         88.  Post-Petition Tax Claims ...................................    9
         89.  Priority Claim .............................................    9
         90.  Priority Tax Claim .........................................    9
         91.  Pro Rata ...................................................    9
         92.  Recapitalization Financing .................................   10
         93.  Reorganization Cases .......................................   10
         94.  Reorganized CMI ............................................   10
         95.  Reorganized CMI Articles of Incorporation ..................   10
         96.  Reorganized CMI Bylaws .....................................   10
         97.  Reorganized CMM ............................................   10
         98.  Reorganized CMM Articles of Incorporation ..................   10
         99.  Reorganized CMM Bylaws .....................................   10
        100.  Reorganized Debtors ........................................   10
        101.  Reorganized Holdings .......................................   10
        102.  Second Amended and Restated Stock Option Plan ..............   10
        103.  Secured Claim ..............................................   10
        104.  Securities Claim ...........................................   11
        105.  Series B Prefererred Stock .................................   11
        106.  Series E Prefererred Stock .................................   11
        107.  Series F Dividend Preferred Stock ..........................   11
        108.  Stock Options ..............................................   11
        109.  Tendered Certificates ......................................   11
        110.  Tort Claim .................................................   11
        111.  UCC ........................................................   11
        112.  Unimpaired .................................................   11
        113.  Unsecured Claim ............................................   11
        114.  Voting Record Date .........................................   11
     B.  Interpretation and Computation of Time ..........................   12
         1.   Defined Terms ..............................................   12
         2.   Rules of Interpretation ....................................   12
         3.   Time Periods ...............................................   12
III. DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS ......................   12
     A.  CMI Classes .....................................................   13
     B.  CMM Classes .....................................................   16
     C.  Holdings Classes ................................................   17
IV.  GENERAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS ............   17
     A.  Unclassified Claims .............................................   17
         1. Administrative Claims ........................................   17
            a.  General ..................................................   17
            b.  Payment of Statutory Fees ................................   18
         2. Priority Tax Claims ..........................................   18
         3. Bar Date for Administrative Claims ...........................   18
            a.  General Provisions .......................................   18


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

            b.  Professionals ............................................   19
            c.  Ordinary Course Liabilities ..............................   19
            d.  Tax Claims ...............................................   19
     B.  Identification of Classes of Claims and Interests Impaired and Not
         Impaired by the Plan ............................................   20
         1.   Claims Against and Interests in CMI ........................   20
         2.   Claims Against and Interests in CMM ........................   20
         3.   Claims Against and Interests in Holdings ...................   20
     C.  Treatment of Claims Against and Interests in CMI ................   20
         1.   Class A1 (Citicorp Secured Claims) .........................   20
         2.   Class A2 (First Union Secured Claim) .......................   21
         3.   Class A3 (GACC Secured Claim) ..............................   21
         4.   Class A4 (Lehman Secured Claim) ............................   21
         5.   Class A5 (Merrill Secured Claim) ...........................   21
         6.   Class A6 (Morgan Stanley Secured Claim) ....................   21
         7.   Class A7 (Other Secured Claims) ............................   21
         8.   Class A8 (Priority Claims) .................................   22
         9.   Class A9 (Old Senior Note Claims) ..........................   22
         10.  Class A10 (CMI General Unsecured Claims) ...................   22
         11.  Class A11 (Guarantee Claims) ...............................   22
         12.  Class A12 (Freddie Mac Claims) .............................   22
         13.  Class A13 (Intercompany Claims) ............................   23
         14.  Class A14 (Series B Preferred Stock) .......................   23
         15.  Class A15 (Series B Preferred Stock Securities Claims) .....   23
         16.  Class A16 (Former Series C Preferred Stock) ................   23
         17.  Class A17 (Former Series C Preferred Stock Securities Claims)  23
         18.  Class A18 (Old Series D Preferred Stock) ...................   24
         19.  Class A19 (Old Series D Preferred Stock Securities Claim) ..   24
         20.  Class A20 (Series F Dividend Preferred Stock) ..............   24
         21.  Class A21 (CMI Common Stock) ...............................   24
         22.  Class A22 (Stock Options) ..................................   24
         23.  Class A23 (CMI Common Stock Securities Claims) .............   25
     D.  Treatment of Claims Against and Interests in CMM ................   25
         1.   Class B1 (First Union Secured Claims) ......................   25
         2.   Class B2 (Other Secured Claims) ............................   25
         3.   Class B3 (Priority Claims) .................................   25
         4.   Class B4 (Guarantee Claims) ................................   25
         5.   Class B5 (CMM General Unsecured Claims) ....................   25
         6.   Class B6 (Intercompany Claims) .............................   26
         7.   Class B7 (CMI's Interests in CMM) ..........................   26
     E.  Treatment of Claims Against and Interests in Holdings ...........   26
         1.   Class C1 (Citicorp Secured Claims) .........................   26
         2.   Class C2 (Other Secured Claims) ............................   26
         3.   Class C3 (Priority Claims) .................................   26
         4.   Class C4 (Guarantee Claims) ................................   26
         5.   Class C5 (Holdings General Unsecured Claims) ...............   26


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         6.   Class C6 (Intercompany Claims) .............................   27
         7.   Class C7 (Interests in Holdings) ...........................   27
     F.  Modification of Treatment of Claims .............................   27
V.   DISTRIBUTIONS UNDER THE PLAN ........................................   27
     A.  Disbursing Agent ................................................   27
     B.  Timing of Distributions .........................................   27
     C.  Methods of Distributions ........................................   28
         1. Cash Payments ................................................   28
         2. Compliance with Tax Requirements .............................   28
     D.  Distribution Record Date ........................................   28
     E.  Surrender of Cancelled Old Securities and Exchange of Old
         Securities for New Securities ...................................   29
         1. Tender of Old Securities .....................................   29
            a. Old Securities Held in Book-Entry Form ....................   29
            b. Old Securities in Physical, Registered, Certificated Form     29
         2. Delivery of New Securities in Exchange for Old Securities ....   30
         3. Special Procedures for Lost, Stolen, Mutiliated or Destroyed
            Instruments ..................................................   30
         4. Failure to Surrender Cancelled Instrument ....................   31
     F. Release of Security Interests in or Other Claims to or against Assets or Property of the Reorganized Debtors by Creditors Paid Pursuant
         to the Plan .....................................................   31
     G.  Delivery of Distributions; Undeliverable or Unclaimed Distributions 31
     H.  Procedures for Treating Disputed Claims Under Plan of
         Reorganization ..................................................   32
         1. Disputed Claims ..............................................   32
            a. Process ...................................................   32
            b. Tort Claims ...............................................   32
         2. Objections to Claims and Interests ...........................   33
         3. Professional Claims ..........................................   33
         4. No Distributions Pending Allowance ...........................   33
         5. Distributions on Account of Disputed Claims and Interests
            Once They are Allowed ........................................   33
     I.  Setoffs .........................................................   34
VI.  INDIVIDUAL HOLDER PROOFS OF INTEREST ................................   34
VII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES ...............   34
     A.  Assumptions .....................................................   34
     B.  Cure of Defaults in Connection with Assumption ..................   34
     C.  Rejections ......................................................   35
     D.  Bar Date for Rejection Damages ..................................   35
VIII. ACCEPTANCE OR REJECTION OF THE PLAN ................................   35
     A.  Voting Classes ..................................................   35
     B.  Presumed Acceptances of Plan ....................................   36
     C.  Confirmability of Plan and Cramdown .............................   36
IX.  MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN ..................   36
     A.  Corporate Structure .............................................   36
     B.  Corporate Action ................................................   36


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         1. Cancellation of Old Securities and Related Agreements ........   36
         2. Articles of Incorporation and Bylaws for Reorganized CMI .....   36
         3. Articles of Incorporation and Bylaws for Reorganized CMM .....   37
         4. Directors and Management of Reorganized CMI ..................   37
         5. Directors and Management of Reorganized CMM and
            Reorganized Holdings .........................................   38
         6. No Further Corporate Action ..................................   38
     C.  Implementation ..................................................   38
     D.  Effectuating Documents and Actions ..............................   38
     E.  Term of Injunctions or Stays ....................................   39
     F.  No Interest; Disallowance of Penalties and Premiums .............   39
     G.  Retiree Benefits ................................................   39
     H.  Recapitalization Financing Including Issuance of New Securities .   39
     I.  Sale of the CMBS Sale Portfolio .................................   40
     J.  Potential New Equity Investment and Rights Offering .............   40
     K.  Second Amended and Restated Stock Option Plan ...................   41
     L.  Affiliate Reorganization.........................................   41
X.   CONFIRMATION AND EFFECTIVE DATE CONDITIONS ..........................   42
     A.  Conditions to Confirmation ......................................   42
     B.  Conditions to Effective Date ....................................   42
XI.  EFFECTS OF PLAN CONFIRMATION ........................................   42
     A.  Discharge of Debtors and Injunction .............................   42
     B.  Limitation of Liability .........................................   43
     C.  Releases ........................................................   44
     D.  Indemnification .................................................   44
     E.  Vesting of Assets ...............................................   45
     F.  Preservation of Causes of Action ................................   46
     G.  Retention of Bankruptcy Court Jurisdiction ......................   46
     H.  Failure of Bankruptcy Court to Exercise Jurisdiction ............   48
     I.  Committees ......................................................   48
XII. MISCELLANEOUS PROVISIONS ............................................   48
     A.  Final Order .....................................................   48
     B.  Modification of the Plan ........................................   48
     C.  Revocation of the Plan ..........................................   49
     D.  Application of Section 1145 of the Bankruptcy Code and Federal
         Securities Laws .................................................   49
     E.  Application of Section 1146(c) of the Bankruptcy Code ...........   49
     F.  Successors and Assigns ..........................................   50
     G.  Saturday, Sunday or Legal Holiday ...............................   50
     H.  Committee Action ................................................   50
     I.  Post-Effective Date Effect of Evidences of Claims or Interests ..   50
     J.  Governing Law ...................................................   50
     K.  No Liability for Solicitation or Participation ..................   50
     L.  Severability of CMM Provisions ..................................   51
     M.  No Admissions or Waiver of Objections............................   51


                                      -vi-

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                                 I. INTRODUCTION

      CRIIMI MAE Inc. (defined herein as "CMI") and its affiliates CRIIMI MAE Holdings II L.P. (defined herein as "Holdings") and CRIIMI MAE Management, Inc. (defined herein as "CMM", and collectively with CMI and Holdings, the "Debtors") hereby propose this Third Amended Joint Plan of Reorganization (defined herein as this "Plan") for the resolution of the Debtors' outstanding creditor claims and equity interests and request confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code. The Official Committee of Equity Security Holders of CMI (defined herein as the "CMI Equity Committee" joins the Debtors as a Co-Proponent of this Plan.

      All Holders of Claims and Interests are encouraged to read the Plan and the accompanying Disclosure Statement.

      No materials, other than the accompanying Disclosure Statement and any exhibits and schedules attached thereto or referenced therein, have been approved by the Debtors for use in soliciting acceptances or rejections of the Plan.

      II. DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION

A.    Definitions.

      In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan:

      1. "ADMINISTRATIVE CLAIM" means a Claim for payment of an administrative expense of a kind specified in Section 503(b) of the Bankruptcy Code and referred to in Section 507 (a) (1) of the Bankruptcy Code, including, without limitation, the actual and necessary costs and expenses incurred after the commencement of the Reorganization Cases of preserving the estate or operating the business of any of the Debtors (including wages, salaries and commissions for services), loans and advances to any of the Debtors made after the Petition Date, compensation for legal and other services and reimbursement of expenses awarded or allowed under Section 330(a) or 331 of the Bankruptcy Code, and all fees and charges against the estate under Section 1930 of title 28, United States Code.

      2. "ALLOWED CLAIM" or "ALLOWED INTEREST" means a Claim against or Interest in the Debtors:

            (1) to the extent that a proof of such Claim or Interest was timely Filed and served upon the Debtors and no objection to the Claim or Interest, or motion to estimate the Claim or Interest for purposes of allowance (as used hereinafter, the word "objection" shall include a motion to estimate for purposes of allowance), is Filed within the time fixed by the Bankruptcy Court for such objections; or


                                       -2

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            (2) to the extent that a proof of such Claim or Interest is deemed
      Filed under applicable law or pursuant to a Final Order of the Bankruptcy Court (including, but not limited to, any Claim or Interest listed on the Debtors' schedules, not scheduled as contingent, unliquidated or disputed, and not superseded by a timely-filed proof of Claim or Interest) and no objection to the Claim or Interest is Filed within the time fixed by the Bankruptcy Court for such objections; or

            (3) that is allowed pursuant to this Plan; or

            (4) to the extent that a proof of such Claim or Interest is allowed pursuant to the following sentence of this definition.

      If an objection to a proof of Claim or Interest is Filed within the time fixed by the Bankruptcy Court, the Claim or Interest shall be Allowed to the extent of:

            (1) any amount of such Claim or Interest to which no objection was Filed; and

            (2) any amount otherwise authorized by Final Order or the Plan.

"ALLOWED ADMINISTRATIVE CLAIM," "ALLOWED PRIORITY TAX CLAIM," "ALLOWED SECURED CLAIM" and "ALLOWED UNSECURED CLAIM" have correlative meanings.

      3. "ALLOWED CLASS ... CLAIM" means an Allowed Claim in the particular Class described.

      4. "ALLOWED CLASS ... INTEREST" means an Allowed Interest in the particular Class described.

      5. "ALLOWED CLASS A1 CMO-IV CLAIM" means the Allowed Secured Claim of the Holder of the Allowed Class A1 Claim with respect to the CMO-IV Bonds.

      6. "BANKRUPTCY CODE" means title 11 of the United States Code, as now in effect or hereafter amended if such amendments are made applicable to the Reorganization Cases.

      7. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Maryland, at Greenbelt, or such other court or adjunct thereof that exercises jurisdiction over the Reorganization Cases.

      8. "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as applicable from time to time in the Reorganization Cases.

      9. "BUSINESS DAY" means any day other than a Saturday, a Sunday or a "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

      10. "CASH" means lawful currency of the United States, a certified check, a cashier's check or a wire transfer of immediately available funds from any source, or a check drawn on a domestic bank from Reorganized CMI, Reorganized CMM, Reorganized Holdings or other Person making any distribution under this Plan.

      11. "CLAIM" means a claim against any of the Debtors, whether or not asserted or allowed, as defined in Section 101(5) of the Bankruptcy Code, including, without limitation, Administrative Claims.

      12. "CLASS" means a class of Claims or Interests designated pursuant to the Plan.

      13. "CLASS A1 CASH PAYMENT" means a payment in Cash on the Effective Date to the Holder of the Allowed Class A1 Claim with respect to the CMO-IV Bonds in the amount of $4.5 million.

      14. "CLASS A9/A10 CASH PAYMENT" means the Cash payment to be made on the Effective Date by CMI to Holders of Allowed Class A9 and A10 Claims as described in Exhibit 2 hereto.

      15. "CLASS A9/A10 NOTE A" means one of a series of notes, governed by an indenture, to be issued by CMI to Holders of Allowed Class A9 and Allowed Class A10 Claims as described in Exhibit 2 hereto.

      16. "CLASS A9/A10 NOTE B" means one of a series of notes, governed by an indenture, to be issued by CMI to Holders of Allowed Class A9 and Allowed Class A10 Claims as described in Exhibit 2 hereto.

      17. "CLASS A9/A10 NOTES" means collectively the Class A9/A10 Note A's and Class A9/A10 Note B's.

      18. "CLEARING SYSTEMS" means DTC or any similar clearing system.

      19. "CLERK" means the Clerk of the Bankruptcy Court.

      20. "CMBS SALE PORTFOLIO" means those commercial mortgage-backed securities and any other assets identified on a schedule to be provided to the Bankruptcy Court at or before the Confirmation Hearing setting forth those commercial mortgage-backed securities and other assets to be sold as part of funding this Plan.

      21. "CMI" means CRIIMI MAE Inc., a Maryland corporation.

      22. "CMI COMMON STOCK" means the common stock of CMI, par value $.01 per share.

      23. "CMI CREDITORS' COMMITTEE" means the Official Committee of Unsecured Creditors of CMI appointed by the United States Trustee.

      24. "CMI EQUITY COMMITTEE" means the Official Committee of Equity Security Holders of CMI appointed by the United States Trustee.

      25. "CMI GENERAL UNSECURED CLAIMS" means all Allowed Unsecured Claims against CMI other than Claims against CMI of Holders of Old Senior Notes, Unsecured Claims (if any) in Classes A8, A9, A11, A12, A13, A15, A17, A19 and A23 as provided hereinafter, Administrative Claims against CMI and Priority Tax Claims against CMI.

      26. "CMM" means CRIIMI MAE Management, Inc., a Maryland corporation and wholly-owned subsidiary of CMI.

      27. "CMM GENERAL UNSECURED CLAIMS" means all Allowed Unsecured Claims against CMM other than Unsecured Claims (if any) in Classes B3, B4 and B6 as provided hereinafter, Administrative Claims against CMM and Priority Tax Claims against CMM.

      28. "CMO-IV ADDITIONAL COLLATERAL" means the following bonds and owner trust certificates owned by the Company: CMM 1998-1, Classes K, P, XS and R.

      29. "CMO-IV BONDS" means the following bonds owned by the Company: CMM 1998-1, Classes X/IO, F, G, H and J.

      30. "CMSLP" means CRIIMI MAE Services Limited Partnership, a Maryland limited partnership.

      31. "COMMITTEES" means any statutory committees of creditors or equity interest holders of the Debtors appointed by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code.

      32. "COMPANY" means CMI and its consolidated subsidiaries.

      33. "CONFIRMATION" means the entry by the Bankruptcy Court of the Confirmation Order.

      34. "CONFIRMATION DATE" means the date on which the Clerk enters the Confirmation Order on the Docket.

      35. "CONFIRMATION HEARING" means the hearing on confirmation of this Plan.

      36. "CONFIRMATION ORDER" means the Order of the Bankruptcy Court confirming this Plan under Section 1129 of the Bankruptcy Code.

      37. "CO-PROPONENT" means the CMI Equity Committee as a Co-Proponent of this Plan with the Debtors.

      38. "DEBTOR RELEASEES" shall have the meaning ascribed to such term in
Section XI.C of this Plan.

      39. "DEBTORS" means CMI, Holdings and CMM, collectively and individually as appropriate from the context, as debtors and debtors in possession.

      40. "DEBTORS IN POSSESSION" means the Debtors, when acting in the capacity of representatives of the Estates in the Reorganization Cases.

      41. "DISBURSING AGENT" means, collectively, one or more Persons responsible for making distributions under this Plan. The Reorganized Debtors or such Person(s) as the Debtors may employ in their sole discretion will serve as Disbursing Agent.

      42. "DISCLOSURE STATEMENT" means the disclosure statement pursuant to
Section 1125 or Section 1126(b) of the Bankruptcy Code with respect to this Plan (and all exhibits and schedules annexed thereto or referred to therein), as it may be amended or supplemented from time to time.

      43. "DISPUTED CLAIM" means a Claim, to the extent such Claim is not an Allowed Claim or disallowed by a Final Order.

      44. "DISPUTED INTEREST" means an Interest to the extent such Interest is not an Allowed Interest.

      45. "DISTRIBUTION RECORD DATE" means the date fixed by the Bankruptcy Court as the record date for determining the Holders of Allowed Claims or Allowed Interests who are entitled to receive distributions under this Plan, which date shall not be prior to five Business Days after the Confirmation Date and, if no such date is fixed, means five Business Days after the Confirmation Date.

      46. "DOCKET" means the docket or dockets in the Reorganization Cases maintained by the Clerk.

      47. "DTC" means The Depository Trust Company.

      48. "EFFECTIVE DATE" means the first Business Day that is not less than eleven (11) days after the Confirmation Date on which, as determined by the Debtors, (i) all conditions to the Effective Date set forth herein have been satisfied or waived by the Debtors, and (ii) no stay of the Confirmation Order is in effect.

      49. "ELIGIBLE INSTITUTION" shall have the meaning ascribed to such term in
Section V.E.l.b of the Plan.

      50. "EMPLOYEE CLAIMS" means Claims that are asserted by employees of the Debtors in connection with their employment, including, without limitation, Claims arising from or relating to salaries or wages, accrued paid vacation, health-related benefits, severance benefits, field management and executive/administrative management incentive plans and similar employee benefits.

      51. "ESTATES" means the estates created in the Debtors' Reorganization Cases under Section 541 of the Bankruptcy Code.

      52. "FILE," "FILED" or "FILING" means file, filed or filing with the Bankruptcy Court in the Reorganization Cases.

      53. "FINAL ORDER" means an order or judgment of the Bankruptcy Court, as entered on the Docket in the Reorganization Cases, which has not been reversed, stayed, modified or amended, and as to which (a) the time to appeal, seek certiorari or request reargument or further review or rehearing has expired and no appeal, petition for certiorari or request for reargument or further review or rehearing has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought or to which the request was made and no further appeal or petition for certiorari has been or can be taken or granted.

      54. "FORMER SERIES C PREFERRED STOCK" means CMI's former Series C Cumulative Convertible Preferred Stock, with a liquidation preference of $100 per share.

      55. "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

      56. "FREDDIE MAC AGREEMENT" means that certain Funding Note Purchase and Security Agreement dated as of September 22, 1995, among Freddie Mac, CMI and CRIIMI MAE Financial Corporation II.

      57. "GACC" means German American Capital Corporation.

      58. "GUARANTEE CLAIMS" means any Claim against any of the Debtors arising from or under any agreement of the Debtors guaranteeing the obligations of another Debtor.

      59. "HOLDER" means a Person who holds a Claim or Interest in such Person's capacity as the holder of such Claim or Interest. Where the identity of the Holder of a Claim or Interest is set forth on a register or other record maintained by or at the direction of the Debtors, the Holder of such Claim or Interest shall be deemed to be the Holder as identified on such register or record unless the Debtors are otherwise notified in a writing authorized by such Holder.

      60. "HOLDINGS" means CRIIMI MAE Holdings II, L.P., a Delaware limited partnership.

      61. "HOLDINGS GENERAL UNSECURED CLAIMS" means all Allowed Unsecured Claims against Holdings other than Unsecured Claims (if any) in Classes C3, C4 and C6 as provided hereinafter, Administrative Claims against Holdings and Priority Tax Claims against Holdings.

      62. "IMPAIRED" shall have the meaning ascribed to it in Section 1124 of the Bankruptcy Code.

      63. "INDEMNITEES" shall have the meaning ascribed to such term in Section XI.D of the Plan.

      64. "INDENTURE TRUSTEE" means State Street Bank, as indenture trustee for the Old Senior Notes or any successor thereto.

      65. "INSTRUMENT" means any share of stock, security, promissory note or other "INSTRUMENT," within the meaning of that term, as defined in Section 9-105
(1) (i) of the UCC.

      66. "INSURANCE PROCEEDS" means the insurance proceeds payable to or on behalf of CMI with respect to an Allowed Securities Claim.

      67. "INTERCOMPANY CLAIMS" means any and all Claims and causes of action which any of the Debtors holds against any other Debtor.

      68. "INTEREST" means the interest of any equity security Holder of the Debtors, whether or not asserted, as defined in Section 101 (17) of the Bankruptcy Code.

      69. "LETTER OF TRANSMITTAL" shall have the meaning ascribed to such term in Section V.E.l.b of the Plan.

      70. "LIBOR" means the London Interbank Offered Rate for one-month United States dollars deposits as set forth on page 3750 of Telerate as of 8:00 a.m., New York City time, on the date of determination.

      71. "LOCAL BANKRUPTCY RULES" means the local rules of the Bankruptcy Court, as applicable from time to time in the Reorganization Cases.

      72. "MERRILL" means Merrill Lynch Mortgage Capital Inc.

      73. "NEW DEBT" means the new secured and unsecured debt to be borrowed by, or issued pursuant to this Plan to creditors of, the Reorganized Debtors as part of funding this Plan and the Reorganized Debtors.

      74. "NEW EQUITY" means the new equity capital (if applicable) raised by Reorganized CMI in accordance with Section IX.J of this Plan.

      75. "NEW SECURITIES" means the Class A9/A10 Notes, the Series E Preferred Stock (to be issued in exchange for the Old Series D Preferred Stock) and any CMI Common Stock issued as a dividend to Holders of any series of CMI preferred stock (including the Former Series C Preferred Stock).

      76. "OLD CMI PREFERRED STOCK" means the Old Series D Preferred Stock.

      77. "OLD SECURITIES" means the Old Senior Notes and the Old CMI Preferred Stock.

      78. "OLD SENIOR NOTE CLAIMS" means Claims arising from the Old Senior Notes (including all Claims and causes of action arising therefrom or in connection therewith).

      79. "OLD SENIOR NOTES" means CMI's 9 1/8% Senior Notes due 2002 in the aggregate original principal amount of $100 million.

      80. "OLD SERIES D PREFERRED STOCK" means CMI's Series D Cumulative Convertible Preferred Stock, with a liquidation preference of $100 per share.

      81. "ORDER" means an order or judgment of the Bankruptcy Court as entered on the Docket.

      82. "OTHER SECURED CLAIM" means any Allowed Secured Claim in Class A7, Class B2 or Class C2.

      83. "PERSON" means any individual, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, association, joint stock company, joint venture, government or political subdivision, official committee appointed by the United States Trustee, unofficial committee of creditors or equity holders, or other "entity" (as defined in the Bankruptcy Code).

      84. "PETITION DATE" means October 5, 1998, the date on which the Reorganization Cases were Filed.

      85. "PLAN" means this plan of reorganization for the Debtors in the Reorganization Cases and all exhibits and schedules hereto, as such may be amended, modified or supplemented from time to time.

      86. "PLAN INTEREST" means interest at the legal rate, which shall mean the federal judgment rate pursuant to 28 U.S.C. ss.1961(a) in effect as of the Confirmation Date unless the Holder of a Claim objects thereto on or before the Confirmation Date, in which event the applicable rate for such objector will be the federal rate as determined by the Bankruptcy Court for such objector if such objector is determined to be the Holder of an Allowed Claim.

      87. "PLAN RATE" means interest at the non-default contract interest rate provided for in the documents applicable to the Claim of the creditor for whom the term Plan Rate is applicable. If a creditor has more than one Allowed Claim with different documents providing for different non-default contract interest rates for each such Allowed Claim, then the Plan Rate shall be calculated at the non-default contract interest rate applicable to each separate component of such creditor's Allowed Claim.

      88. "POST-PETITION TAX CLAIMS" means Administrative Claims and other Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, to the extent such Claims accrue within the period from and including the Petition Date through and including the Effective Date.

      89. "PRIORITY CLAIM" means an Allowed Claim entitled to priority under any of Sections 507 (a) (3) through 507 (a) (7) or 507 (a) (9) of the Bankruptcy Code, but excludes Priority Tax Claims.

      90. "PRIORITY TAX CLAIM" means an Allowed Claim entitled to priority under
Section 507 (a) (8) of the Bankruptcy Code.

      91. "PRO RATA" means proportionately so that, with respect to any Class or Classes, the ratio of (a) the amount of consideration distributed on account of a particular Allowed Claim to (b) the amount of such particular Allowed Claim, is the same as the ratio of (x) the amount of consideration distributed on account of all Allowed Claims of the Class or Classes in which the particular Allowed Claim is included to (y) the aggregate amount of all Allowed Claims of that Class or Classes. Until a Disputed Claim is disallowed by a Final Order or otherwise resolved, it will be treated in all Pro Rata calculations at the lesser of the amount requested by the claimant and such amount as may be capped by the Bankruptcy Court upon motion requesting such a cap.

      92. "RECAPITALIZATION FINANCING" means the total New Debt and New Equity (if applicable) to be used in connection with funding the Plan and the Reorganized Debtors.

      93. "REORGANIZATION CASES" means the Debtors' cases under chapter 11 of the Bankruptcy Code.

      94. "REORGANIZED CMI" means CMI, as it will be reorganized as of the Effective Date in accordance with this Plan.

      95. "REORGANIZED CMI ARTICLES OF INCORPORATION" means the amended and restated articles of incorporation of Reorganized CMI that will be effective on the Effective Date.

      96. "REORGANIZED CMI BYLAWS" means the amended and restated bylaws of Reorganized CMI that will be effective on the Effective Date.

      97. "REORGANIZED CMM" means CMM as it will be reorganized as of the Effective Date in accordance with this Plan.

      98. "REORGANIZED CMM ARTICLES OF INCORPORATION" means the CMM articles of incorporation in existence as of the Effective Date.

      99. "REORGANIZED CMM BYLAWS" means the CMM bylaws in existence as of the Effective Date.

      100. "REORGANIZED DEBTORS" means Reorganized CMI, Reorganized CMM and Reorganized Holdings, collectively and individually, as appropriate from the context.

      101. "REORGANIZED HOLDINGS" means Holdings as it will be reorganized as of the Effective Date in accordance with this Plan.

      102. "SECOND AMENDED AND RESTATED STOCK OPTION PLAN" means CMI's Second Amended and Restated Stock Option Plan for Key Employees to be effective on the Effective Date.

      103. "SECURED CLAIM" means any Claim that is secured by a lien on property in which the Estates have an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506
(a) or Section 1111 (b) of the Bankruptcy Code and any repurchase agreement Claim based upon the repurchase price thereunder but only to the extent of the value of the Claim Holder's interest in the property that is the subject of the repurchase agreement.

      104. "SECURITIES CLAIM" means (a) any Claim arising from a claim for rescission of a purchase or sale of any Series B Preferred Stock, Former Series C Preferred Stock, Old Series D Preferred Stock or CMI Common Stock, or for damages arising from the purchase or sale of any such securities, or (b) any Claim for indemnity, reimbursement or contribution on account of any such Claim.

      105. "SERIES B PREFERRED STOCK" means CMI's Series B Cumulative Convertible Preferred Stock.

      106. "SERIES E PREFERRED STOCK" means CMI's Series E Cumulative Convertible Preferred Stock into which shares of Former Series C Preferred Stock and Old Series D Preferred Stock have been or will be exchanged and which has the terms, rights and preferences summarized in Exhibit 3 hereto and as set forth in the Articles Supplementary relating to the Series E Preferred Stock.

      107. "SERIES F DIVIDEND PREFERRED STOCK" means CMI's Series F Redeemable Cumulative Dividend Preferred Stock.

      108. "STOCK OPTIONS" means the stock options to acquire CMI Common Stock outstanding as of the Effective Date.

      109. "TENDERED CERTIFICATES" shall have the meaning ascribed to such term in Section V.E.l.b of the Plan.

      110. "TORT CLAIM" means any Claim related to personal injury, property damage or loss, products liability or other similar Claims against any Debtor, and shall not include Securities Claims or Claims arising under, based upon or related to Stock Options.

      111. "UCC" means the Maryland Uniform Commercial Code, as in effect at any relevant time.

      112. "UNIMPAIRED" means with respect to any Claim or Interest that such Claim or Interest is not Impaired.

      113. "UNSECURED CLAIM" means any Claim that is not a Secured Claim.

      114. "VOTING RECORD DATE" means the date set by the Bankruptcy Court for determining the Holders of Old Senior Notes, Class A10 Claims, Series B Preferred Stock, Former Series C Preferred Stock, Old CMI Preferred Stock, Series F Dividend Preferred Stock and CMI Common Stock entitled to vote to accept or reject this Plan.

B. Interpretation and Computation of Time.

      1. Defined Terms.

      Any term used in this Plan that is not defined in this Plan, in Article II (Definitions) or elsewhere, but that is defined in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, as the case may be.

      2. Rules of Interpretation.

      For purposes of this Plan: (a) whenever it appears appropriate from the context, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that any change to such form, terms, or conditions which is material to a party to such document shall not be made without such party's consent; (c) any reference in this Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or may be amended, modified or supplemented from time to time; (d) unless otherwise specified in a particular reference, all references in this Plan to paragraphs, sections, articles and exhibits are references to paragraphs, sections, articles and exhibits of or to this Plan; (e) the words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to this Plan in its entirety rather than to a particular portion of this Plan only; (f) captions and headings to articles and paragraphs are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretations of this Plan; and (g) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply.

      3. Time Periods.

      In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

            III. DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

      The following is a designation of the Classes of Claims and Interests under this Plan. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Class or Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Allowed Interest is not in any Class. A Disputed Claim or Disputed Interest, to the extent that it subsequently becomes an Allowed Claim or Allowed Interest, shall be included in the Class for which it would have qualified had it not been disputed. Notwithstanding anything to the contrary contained in this Plan, no distribution shall be made on account of any Claim or Interest to the extent such Claim or Interest is not an Allowed Claim or an Allowed Interest. In addition, for purposes of the classification and treatment of Secured Claims under this Plan, any transfers of Claims occurring after the Petition Date shall not impact the classification or treatment of Secured Claims as provided in this Plan or the status of an Unsecured Claim as of the Petition Date to continue to be treated under this Plan as an Unsecured Claim.

A.    CMI Classes

Class A1 - Citicorp Secured Claims                  Class A1 consists of all Allowed Secured Claims
                                                    against CMI of Citicorp Securities, Inc.,
                                                    Salomon Smith Barney Inc., Citicorp Real Estate,
                                                    Inc. and/or CitiBank N.A. or any other Holder of
                                                    a Secured Claim against CMI under, arising from
                                                    or related to that certain Master Repurchase
                                                    Agreement between CMI and Citicorp Securities,
                                                    Inc. dated as of August 1, 1997 or any documents
                                                    executed in connection therewith or related
                                                    thereto.

Class A2 - First Union Secured Claim                Class A2 consists of all Allowed Secured Claims
                                                    against CMI of First Union National Bank or any
                                                    other Holder of a Secured Claim against CMI
                                                    under, arising from or related to (i) that
                                                    certain Master Assignment Agreement between
                                                    First Union National Bank and CMI dated as of
                                                    June 30, 1998 or any documents executed in
                                                    connection therewith or related thereto or (ii)
                                                    that certain Guaranty by CMI in favor of and for
                                                    the benefit of Signet Bank/Virginia entered into
                                                    as of June 30, 1995 or that certain Collateral
                                                    Assignment of Partnership Interests from CMI in
                                                    favor of Signet Bank/Virginia dated as of June
                                                    30, 1995 or that certain Stock Pledge Agreement
                                                    by CMI in favor of Signet Bank/Virginia dated as
                                                    of June 30, 1995 or that certain Credit
                                                    Agreement between CMM and Signet Bank/Virginia
                                                    dated as of June 30, 1995 or any documents
                                                    executed in connection with or related to any of
                                                    the foregoing.

Class A3 - GACC Secured Claim                       Class A3 consists of all Allowed Secured Claims
                                                    against CMI of German American Capital Corp. or
                                                    any other Holder of a Secured Claim against CMI
                                                    under, arising from or related to that certain
                                                    Master Loan and Security Agreement between CMI


                                      -13-


                                                    and German American Capital Corp. dated as of
                                                    March 31, 1998 or any documents executed in
                                                    connection therewith or related thereto.

Class A4 - Lehman Secured Claim                     Class A4 consists of all Allowed Secured Claims
                                                    against CMI of Lehman Ali Inc. or any other
                                                    Holder of a Secured Claim against CMI under,
                                                    arising from or related to that certain Master
                                                    Assignment Agreement between CMI and Lehman Ali
                                                    Inc. dated as of May 29, 1998 or any documents
                                                    executed in connection therewith or related
                                                    thereto.

Class A5 - Merrill Secured Claim                    Class A5 consists of all Allowed Secured Claims
                                                    against CMI of Merrill Lynch Mortgage Capital
                                                    Inc. or any other Holder of a Secured Claim
                                                    against CMI under, arising from or related to
                                                    that certain Master Assignment Agreement between
                                                    CMI and Merrill Lynch Mortgage Capital Inc.
                                                    dated as of September 25, 1997 or any documents
                                                    executed in connection therewith or related
                                                    thereto.

Class A6 - Morgan Stanley Secured Claim             Class A6 consists of any Allowed Secured Claims
                                                    against CMI of Morgan Stanley & Co.
                                                    International Ltd. or any other Holder of a
                                                    Secured Claim against CMI under, arising from or
                                                    related to that certain Master Repurchase
                                                    Agreement between Morgan Stanley & Co.
                                                    International Limited and CMI dated as of May 8,
                                                    1998 or any documents executed in connection
                                                    therewith or related thereto.

Class A7 - Other Secured Claims                     Class A7 consists of any Allowed Secured Claims
                                                    against CMI other than  the Secured Claims
                                                    specified in Classes A1 through A6.

Class A8 - Priority Claims                          Class A8 consists of all Allowed Priority Claims
                                                    against CMI.

Class A9 - Old Senior Note Claims                   Class A9 consists of all Allowed Claims against
                                                    CMI of Holders of Old Senior Notes under,
                                                    arising from or related to the Old Senior Notes.

Class A10 - CMI General Unsecured Claims            Class A10 consists of all Allowed Unsecured
                                                    Claims against CMI other than the Unsecured


                                      -14-

                                                    Claims (if any) in  Classes  A8, A9, A11, A12,
                                                    A13, A15, A17, A19 and A23 and other than
                                                    Administrative Claims and Priority Tax Claims.

Class A11 - Guarantee Claims                        Class A11 consists of all Allowed Claims against
                                                    CMI of Holders of Guarantee Claims based upon
                                                    CMI's guarantee of obligations of CMM or
                                                    Holdings, as the case may be.

Class A12 - Freddie Mac Claims                      Class A12 consists of Claims against CMI of
                                                    Freddie Mac numbered 335 and 497, on the July
                                                    20, 1999 claims register, in the amount of
                                                    $230,448,487.24 each.

Class A13 - Intercompany Claims                     Class A13 consists of all Allowed Claims against
                                                    CMI of CMM or Holdings.

Class A14 - Series B Preferred Stock                Class A14 consists of all Allowed Series B
                                                    Preferred Stock Interests in CMI.

Class A15 - Series B Preferred Stock Securities     Class A15 consists of all Allowed Securities
Claims                                              Claims on  account of Series B Preferred  Stock
                                                    against CMI.

Class A16 - Former Series C Preferred Stock         Class A16 consists of all Allowed Former Series C
                                                    Preferred Stock Interests in CMI.

Class A17 - Former Series C Preferred Stock         Class A17 consists of all Allowed Securities
Securities Claims                                   Claims on account of Former Series C Preferred
                                                    Stock against CMI.

Class A18 - Old Series D Preferred Stock            Class A18 consists of all Allowed Old Series D
                                                    Preferred Stock Interests in CMI.

Class A19 - Old Series D Preferred Stock            Class A19 consists of all Allowed Securities
Securities Claim                                    Claims on account of Old Series D Preferred
                                                    Stock against CMI.

Class A20 - Series F Dividend Preferred Stock       Class A20 consists of all Allowed Series F
                                                    Dividend Preferred Stock Interests in CMI.

Class A21 - CMI Common Stock                        Class A21 consists of all Allowed CMI Common
                                                    Stock Interests in CMI.

Class A22 - Stock Options                           Class A22 consists of all Allowed Stock Option
                                                    Interests in CMI.


                                      -15-

Class A23 - CMI Common Stock Securities             Class A23 consists of all Allowed Securities
Claims                                              Claims on account of CMI Common Stock against
                                                    CMI.

B. CMM Classes


Class B1 - First Union Secured Claims                Class B1 consists of all Allowed Secured
                                                     Claims against CMM of First Union
                                                     National Bank or any other Holder of a
                                                     Secured Claim against CMM under, arising
                                                     from or related to that certain Credit
                                                     Agreement between CMM and Signet
                                                     Bank/Virginia dated as of June 30, 1995
                                                     or any documents executed in connection
                                                     therewith or related thereto.

Class B2 - Other Secured Claims                      Class B2 consists of any Allowed Secured
                                                     Claims against CMM other than the Secured
                                                     Claims specified in Class B1.

Class B3 - Priority Claims                           Class B3 consists of all Allowed Priority
                                                     Claims against CMM.

Class B4 - Guarantee Claims                          Class B4 consists of all Allowed Claims
                                                     against CMM of  Holders of Guarantee
                                                     Claims based upon  CMM's  guarantee of
                                                     obligations of CMI or Holdings, as the
                                                     case may be.

Class B5 - CMM General Unsecured Claims              Class B5 consists of all Allowed
                                                     Unsecured Claims against CMM other than
                                                     the Unsecured Claims (if any) in Classes
                                                     B3, B4 and B6 and other than
                                                     Administrative Claims and Priority Tax
                                                     Claims.

Class B6 - Intercompany Claims                       Class B6 consists of all Allowed Claims
                                                     against CMM of CMI or Holdings.

Class B7 - CMI's Interests in CMM                    Class B7 consists of all Allowed
                                                     Interests in CMM of CMI.


                                      -16-

C. Holdings Classes


Class C1 - Citicorp Secured Claims                   Class C1 consists of all remaining Allowed
                                                     Secured Claims (if any) against Holdings
                                                     of  Citicorp  Securities,  Inc. and/or
                                                     Salomon Smith Barney Inc.

Class C2 - Other Secured Claims                      Class C2 consists of any Allowed Secured
                                                     Claims against Holdings other than the
                                                     Secured Claims specified in Class C1.

Class C3 - Priority Claims                           Class C3 consists of all Allowed Priority
                                                     Claims against Holdings.

Class C4 - Guarantee Claims                          Class C4 consists of all Allowed Claims
                                                     against Holdings of Holders of Guarantee
                                                     Claims based upon Holdings' guarantee of
                                                     obligations of CMI or CMM, as the case may
                                                     be.

Class C5 - Holdings General Unsecured Claims         Class C5 consists of all Allowed Unsecured
                                                     Claims against Holdings other than the
                                                     Unsecured Claims (if any) in  Classes  C3,
                                                     C4 and C6 and other than Administrative
                                                     Claims and Priority Tax Claims.

Class C6 - Intercompany Claims                       Class C6 consists of all Allowed Claims
                                                     against Holdings of CMI or CMM.

Class C7 - Interests in Holdings                     Class C7 consists of all Allowed Interests
                                                     in Holdings of CMI and CMSLP.

      IV. GENERAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

A. Unclassified Claims.

      1. Administrative Claims.

      a. General.

      Subject to certain additional requirements for professionals and certain other entities set forth below, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, shall pay to each Holder of an Allowed Administrative Claim, on account of its Administrative Claim and in full satisfaction thereof, Cash equal to the amount of such Allowed Administrative Claim on the later of the Effective Date or the day on which such Claim becomes an Allowed Claim, unless the Holder and Reorganized CMI, Reorganized CMM or Reorganized

Holdings, as the case may be, shall have agreed to other treatment of such Claim, or an order of the Bankruptcy Court provides for other terms, in which case such Allowed Administrative Claim shall be paid in accordance with such agreement or Bankruptcy Court order, as applicable; provided, that if incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to this Plan (including Administrative Claims of governmental units for taxes), an Allowed Administrative Claim will be assumed on the Effective Date and paid, performed or settled by Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, when due in accordance with the terms and conditions of the particular agreement(s) governing the obligation in the absence of the Reorganization Cases.

      b. Payment of Statutory Fees.

      All fees payable pursuant to 28 U.S.C. ss. 1930(a)(6) (U.S. Trustee Fees) shall be paid by the Debtors or the Reorganized Debtors, as applicable, when such fees are due and owing.

      2. Priority Tax Claims.

      Unless otherwise agreed to by the Debtors or Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and a Holder of a Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive, at the sole option of Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim on the later of the Effective Date and the date on which such Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (ii) equal quarterly Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate to be determined by the Bankruptcy Court or otherwise agreed to by Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and such Holder, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the Holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim. The Holders of Allowed Priority Tax Claims are not entitled to vote on this Plan. Pursuant to Section 1123(a)(1) of the Bankruptcy Code, Priority Tax Claims are not designated a Class of Claims for purposes of voting on this Plan.

      3. Bar Date for Administrative Claims.

      a. General Provisions.

      Except as provided below for (i) non-tax liabilities incurred in the ordinary course of business by the Debtors in Possession and (ii) Post-Petition Tax Claims, requests for payment of Administrative Claims must be Filed and served on counsel for the Debtors and Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, no later than (x) sixty (60) days after the Effective Date, or (y) such later date, if any, as the Bankruptcy Court shall order upon application made prior to the end of such 60-day period. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the Holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or any of their respective properties.

      b. Professionals.

      All professionals or other Persons requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, 503(b), 506(b) or 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including, without limitation, any compensation requested by any professional or any other Person for making a substantial contribution in the Reorganization Cases) shall File and serve on Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and counsel for Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date. Objections to applications of professionals or other Persons for compensation or reimbursement of expenses must be Filed and served on the Reorganized Debtors, counsel for the Reorganized Debtors and the requesting professional or other Person not later than ninety
(90) days after the Effective Date.

      On or as soon as reasonably practicable after the Effective Date, Reorganized CMI shall pay the contractual claims of the Indenture Trustee for its fees and expenses including its reasonable attorneys' fees and expenses. To the extent, after being furnished with supporting documents for such fees and expenses, Reorganized CMI disputes the reasonableness of any such fees and expenses, Reorganized CMI shall negotiate in good faith to resolve such dispute. To the extent that Reorganized CMI and the Indenture Trustee are unable to resolve any dispute, the dispute shall be resolved by the Bankruptcy Court. The Indenture Trustee shall not attach or set off any of its fees and expenses against distributions to Holders of Old Senior Notes and shall not otherwise withhold or delay any such distributions.

      c. Ordinary Course Liabilities.

      Except as provided herein, holders of Administrative Claims based on liabilities incurred in the ordinary course of the Debtors' businesses (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, pursuant to the terms and conditions of the particular transactions giving rise to such Administrative Claims, without any further action by the Holders of such Claims. Any dispute with respect to ordinary course liabilities shall be submitted to the Bankruptcy Court for resolution unless resolved by agreement of the parties.

      d. Tax Claims.

      All requests for payment of Post-Petition Tax Claims, for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) sixty (60) days following the Effective Date, and (ii) 120 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any

Post-Petition Tax Claim that is required to File a request for payment of such taxes and that does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or any of their respective properties, whether any such Post-Petition Tax Claim is deemed to arise prior to, on or subsequent to the Effective Date.

B. Identification of Classes of Claims and Interests Impaired and Not Impaired by the Plan.

      1. Claims Against and Interests in CMI.

      Classes A8, A12, A15, A17, A19, A22 and A23 are not Impaired by the Plan. Classes A1, A2, A3, A4, A5, A6, A7, A9, A10, A11, A13, A14, A16, A18, A20 and
A21 are Impaired Classes under the Plan.

      2. Claims Against and Interests in CMM.

      Classes B3, B4 and B7 are not Impaired by the Plan. Classes B1, B2, B5 and B6 are Impaired Classes under the Plan.

      3. Claims Against and Interests in Holdings.

      Classes C3, C4 and C7 are not Impaired by the Plan. Classes C1, C2, C5 and C6 are Impaired Classes under the Plan.

C. Treatment of Claims Against and Interests in CMI.

      1. Class A1 (Citicorp Secured Claims).

      The Holder of the Allowed Class A1 Claim shall receive on the Effective Date with respect to its Allowed Class A1 CMO-IV Claim the following: (i) the Class A1 Cash Payment; (ii) with respect to the balance of its Allowed Class A1 CMO-IV Claim (with interest on the principal balance of such Allowed Claim calculated at the Plan Rate), a 4-year promissory note of Reorganized CMI bearing interest, payable monthly, at the per annum rate of LIBOR plus 3.25%, secured by a first priority lien on the CMO-IV Bonds and the CMO-IV Additional Collateral (such lien anticipated to be structured as an indirect lien consistent with the affiliate reorganization referenced in Section IX.L of this
Plan), with monthly amortization of said note based on the following schedule, in year one .833% of the original balance of said note would be amortized each month, in year two .666% of the original balance of said note would be amortized each month, and in the third and fourth years, the remaining principal balance of said note as of the second anniversary of the Effective Date would be amortized in monthly installments based upon a 13-year amortization schedule, with a balloon payment of the then-outstanding principal balance of the note coming due on the fourth anniversary of the Effective Date; and (iii) loan extension fees payable in Cash on the 2-year, 2 1/2-year, 3-year and 3 1/2-year anniversaries of the Effective Date, if said note has not been paid off in full prior to such dates, each equal to 1.5% of the then outstanding principal balance of said note. In addition, the Holder of the Allowed Class A1 Claim shall receive on the Effective Date payment in full in Cash of any remaining balance of its Allowed Class A1 Claim, after the refinancing of such Holder's Allowed Class A1 CMO-IV Claim referenced in the first sentence of this paragraph, with interest on the principal balance of such Allowed Claim calculated at the Plan Rate.

      2. Class A2 (First Union Secured Claim).

      The Holder of the Allowed Class A2 Claim shall receive on the Effective Date payment in full in Cash of any remaining balance of its Allowed Class A2 Claim with interest on the principal balance of such Allowed Claim calculated at the Plan Rate.

      3. Class A3 (GACC Secured Claim).

      The Holder of the Allowed Class A3 Claim shall receive on the Effective Date the treatment of its Allowed Secured Claim set forth on Exhibit 1 hereto, or such other treatment as may be agreed to by CMI and the Holder of the Allowed Class A3 Claim.

      4. Class A4 (Lehman Secured Claim).

      The Holder of the Allowed Class A4 Claim shall receive on the Effective Date payment in full in Cash of any remaining balance of its Allowed Class A4 Claim with interest on the principal balance of such Allowed Claim calculated at the Plan Rate.

      5. Class A5 (Merrill Secured Claim).

      The Holder of the Allowed Class A5 Claim shall receive on the Effective Date the treatment of its Allowed Secured Claim set forth on Exhibit 1 hereto, or such other treatment as may be agreed to by CMI and the Holder of the Allowed Class A5 Claim.

      6. Class A6 (Morgan Stanley Secured Claim).

      The Holder of the Allowed Class A6 Claim shall receive on the Effective Date payment in full in Cash of any remaining balance of its Allowed Class A6 Claim with interest on the principal balance of such Allowed Claim calculated at the Plan Rate.

      7. Class A7 (Other Secured Claims).

      The Holder of an Allowed Class A7 Claim (if any) shall receive on the Effective Date either (i) payment in full in Cash of the Allowed Class A7 Claim with interest on the principal balance of any such Allowed Claim calculated at the Plan Rate, (ii) if CMI so elects, the collateral securing the Allowed Class A7 Claim (if any) in full satisfaction of such Claim, or (iii) such other treatment as may be agreed to by CMI and the Holder(s), if any, of Allowed Class A7 Claim(s).

      8. Class A8 (Priority Claims).

      The Holders of Allowed Class A8 Claims shall receive on the Effective Date payment in full in Cash of Allowed Class A8 Claims including Plan Interest thereon.

      9. Class A9 (Old Senior Note Claims)

      The Holders of Allowed Class A9 Claims shall receive on the Effective Date the treatment of their Allowed Claims set forth on Exhibit 2 hereto.

      10. Class A10 (CMI General Unsecured Claims).

      The Holders of Allowed Class A10 Claims shall receive on the Effective Date the treatment of their Allowed Claims as set forth on Exhibit 2 hereto. With respect to the Class A10 convenience class referred to in Exhibit 2 hereto, as part of the treatment of Allowed Class A10 Claims, there shall be a convenience class option as follows: any Holder of an Allowed Class A10 Claim whose Allowed Claim is for $150,000 or less and elects the convenience class treatment on its ballot, or whose Allowed Claim is for an amount in excess of $150,000 and elects in writing on its ballot to reduce its claim to $150,000 and accept convenience class treatment thereof, shall be entitled to receive payment in Cash on the Effective Date of the allowed amount of such Holder's Allowed Class A10 Claim in full satisfaction of said Claim, with accrued and unpaid pre-petition and post-petition interest thereon calculated at the non-default contract rate of interest in such Holder's documents for those Holders of Allowed Class A10 Claims electing convenience class treatment who have a contract, the invoice rate (capped at 9-1/8%) for those Holders of Allowed Class A10 Claims electing convenience class treatment who have an invoice rate, and 6% for all others. For purposes of calculating the $150,000 amount in the preceding sentence, the amount of allowed post-petition interest on any such Claim (which interest shall be paid as part of such Claim) will be excluded from such calculation. The total amount to be paid by CMI with respect to the foregoing convenience class option shall be paid from the funds in the Class A9/A10 Cash Payment.

      11. Class A11 (Guarantee Claims).

      If, and only to the extent that, an Allowed Class A11 Claim is not fully treated with respect to such Holder's underlying Allowed Claim under the Plan treatment for Claims against CMM or Holdings, as the case may be, any remaining Allowed Class A11 Claim (if any) shall be included as part of the CMI General Unsecured Claims and treated for all purposes as part of Class A10.

      12. Class A12 (Freddie Mac Claims).

      CMI's obligation under the Freddie Mac Agreement shall be deemed reaffirmed on the Effective Date, and the Claims of Freddie Mac numbered 335 and 497 on the July 2, 1999 claims register, each in the amount of $230,448,487.24, shall be deemed withdrawn and thereby disallowed as of the Effective Date.

      13. Class A13 (Intercompany Claims).

      No payment shall be made under the Plan to Holders of Class A13 Claims on account of such Claims.

      14. Class A14 (Series B Preferred Stock).

      Each Holder of Series B Preferred Stock as of the Effective Date shall retain its Series B Preferred Stock; provided that if the Holders of Series B Preferred Stock as of the Voting Record Date vote as a Class by the requisite amount to accept the Plan, the Articles Supplementary relating to the Series B Preferred Stock will be deemed amended to permit the payment of dividends on Series B Preferred Stock, including accrued and unpaid dividends, in CMI Common Stock or Cash, at the election of Reorganized CMI, with such payment of dividends to be consistent with Exhibits 1 and 2 hereto.

      15. Class A15 (Series B Preferred Stock Securities Claims).

      Each Holder of an Allowed Class A15 Claim (if any) shall, if, as and when any such Claim is Allowed by Final Order, receive in full satisfaction of any such Allowed Class A15 Claim its share of any Insurance Proceeds applicable thereto plus, if such Allowed Class A15 Claim (if any) is not paid in full from such Insurance Proceeds, CMI Common Stock in an amount equal in value, as of the date of issuance thereof, to the balance (if any) of such Allowed Class A15 Claim, provided that any such Claim not timely filed (and in any event not Filed before the Confirmation Date) shall be released and discharged under this Plan and the Confirmation Order.

      16. Class A16 (Former Series C Preferred Stock).

      Former Series C Preferred Stock has been exchanged for Series E Preferred Stock. Each Holder of Series E Preferred Stock as of the Distribution Record Date shall retain its Series E Preferred Stock and such Series E Preferred Stock shall have the terms, rights and preferences summarized in Exhibit 3 hereto and as set forth in the Articles Supplementary relating to the Series E Preferred Stock. All accrued and past due dividends on Former Series C Preferred Stock shall be paid on the Effective Date in CMI Common Stock or Cash, at the election of Reorganized CMI, with such payment of dividends to be consistent with Exhibits 1 and 2 hereto.

      17. Class A17 (Former Series C Preferred Stock Securities Claims).

      Each Holder of an Allowed Class A17 Claim (if any) shall, if, as and when any such Claim is Allowed by Final Order, receive in full satisfaction of any such Allowed Class A17 Claim its share of any Insurance Proceeds applicable thereto plus, if such Allowed Class A17 Claim (if any) is not paid in full from such Insurance Proceeds, CMI Common Stock in an amount equal in value, as of the date of issuance thereof, to the balance (if any) of such Allowed Class A17 Claim, provided that any such Claim not timely filed (and in any event not filed before the Confirmation Date) shall be released and discharged under this Plan and the Confirmation Order.

      18. Class A18 (Old Series D Preferred Stock).

      Each Holder of Old Series D Preferred Stock as of the Distribution Record Date, if not previously exchanged, shall receive on the Effective Date in exchange for its Old Series D Preferred Stock an identical number of shares of Series E Preferred Stock issued effective as of the Effective Date, and such Series E Preferred Stock shall have the terms, rights and preferences summarized in Exhibit 3 hereto and as set forth in the Articles Supplementary relating to the Series E Preferred Stock. All shares of Old Series D Preferred Stock, if not previously exchanged and cancelled, shall be deemed cancelled as of the Effective Date. All accrued and past due dividends on Old Series D Preferred Stock shall be paid on the Effective Date in CMI Common Stock or Cash, at the election of Reorganized CMI, with such payment of dividends to be consistent with Exhibits 1 and 2 hereto.

      19. Class A19 (Old Series D Preferred Stock Securities Claim).

      Each Holder of an Allowed Class A19 Claim (if any) shall, if, as and when any such Claim is Allowed by Final Order, receive in full satisfaction of any such Allowed Class A19 Claim its share of any Insurance Proceeds applicable thereto plus, if such Allowed Class A19 Claim (if any) is not paid in full from such Insurance Proceeds, CMI Common Stock in an amount equal in value, as of the date of issuance thereof, to the balance (if any) of such Allowed Class A19 Claim, provided that any such Claim not timely filed (and in any event not filed before the Confirmation Date) shall be released and discharged under this Plan and the Confirmation Order.

      20. Class A20 (Series F Dividend Preferred Stock).

      Each Holder of Series F Dividend Preferred Stock as of the Effective Date shall retain its Series F Dividend Preferred Stock; provided that if the Holders of Series F Dividend Preferred Stock as of the Voting Record Date vote as a Class by the requisite amount to accept the Plan, the Articles Supplementary relating to the Series F Dividend Preferred Stock will be deemed amended to permit the payment of dividends on Series F Dividend Preferred Stock, including any accrued and unpaid dividends, in CMI Common Stock or Cash, at the election of Reorganized CMI, with such payment of dividends to be consistent with Exhibits 1 and 2 hereto.

      21. Class A21 (CMI Common Stock).

      Each Holder of CMI Common Stock as of the Effective Date shall retain its CMI Common Stock.

      22. Class A22 (Stock Options).

      Each Holder of a Stock Option as of the Effective Date shall retain its Stock Option.

      23. Class A23 (CMI Common Stock Securities Claims).

      All Holders of Allowed Class A23 Claims (if any) as of the Effective Date shall receive in full satisfaction of any such Allowed Class A23 Claims their share of any Insurance Proceeds applicable thereto plus, if such Allowed Class A23 Claims (if any) are not paid in full from such Insurance Proceeds, CMI Common Stock in an amount equal in value, as of the date of issuance thereof, to the balance (if any) of such Allowed Class A23 Claims.

D. Treatment of Claims Against and Interests in CMM.

      1. Class B1 (First Union Secured Claims).

      The Holder of the Allowed Class B1 Claim shall receive on the Effective Date payment in full in Cash of any remaining balance of its Allowed Class B1 Claim with interest on the principal balance of such Allowed Claim calculated at the Plan Rate.

      2. Class B2 (Other Secured Claims)

      The Holder of an Allowed Class B2 Claim (if any) shall receive on the Effective Date either (i) payment in full in Cash of the Allowed Class B2 Claim with interest on the principal balance of any such Allowed Claim calculated at the Plan Rate, (ii) if CMM so elects, the collateral securing the Allowed Class B2 Claim (if any) in full satisfaction of such Claim, or (iii) such other treatment as may be agreed to by CMM and the Holder(s), if any, of Allowed Class B2 Claim(s).


      3. Class B3 (Priority Claims).

      The Holders of Allowed Class B3 Claims shall receive on the Effective Date payment in full in Cash of Allowed Class B3 Claims including Plan Interest thereon.

      4. Class B4 (Guarantee Claims).

      The Holders of Allowed Class B4 Claims (if any) shall be paid, if, as and when any such Claim is allowed by Final Order, in Cash in full by CMM or Reorganized CMM including Plan Interest thereon if, and only to the extent, not fully treated with respect to such Holder's underlying Allowed Claim under the Plan treatment for Claims against CMI or Holdings, as the case may be.

      5. Class B5 (CMM General Unsecured Claims).

      The Holders of Allowed Class B5 Claims shall receive on the Effective Date payment in full in Cash of Allowed Class B5 Claims, with accrued and unpaid pre-petition and post-petition interest thereon calculated at the non-default contract rate of interest in such Holder's documents for those Holders of Allowed Class B5 Claims who have a contract, the invoice rate (capped at

9-1/8%) for those Holders of Allowed Class B5 Claims who have an invoice rate, and 6% for all other Holders of Allowed Class B5 Claims.

      6. Class B6 (Intercompany Claims).

      No payment shall be made under the Plan to Holders of Class B6 Claims on account of such Claims.

      7. Class B7 (CMI's Interests in CMM).

      The Holder of the Class B7 Interest shall retain its Interest under this Plan.

E. Treatment of Claims Against and Interests in Holdings.

      1. Class C1 (Citicorp Secured Claims).

      The Holder of any remaining Allowed Class C1 Claim (if any) shall receive on the Effective Date payment in full in Cash of the Allowed Class C1 Claim with interest on the principal balance of any such Allowed Claim calculated at the Plan Rate.

      2. Class C2 (Other Secured Claims).

      The Holder of an Allowed Class C2 Claim (if any) shall receive on the Effective Date either (i) payment in full in Cash of the Allowed Class C2 Claim with interest on the principal balance of any such Allowed Claim calculated at the Plan Rate, (ii) if Holdings so elects, the collateral securing the Allowed Class C2 Claim (if any) in full satisfaction of such Claim, or (iii) such other treatment as may be agreed to by Holdings and the Holder(s), if any, of Allowed Class C2 Claim(s).

      3. Class C3 (Priority Claims).

      The Holders of Allowed Class C3 Claims shall receive on the Effective Date payment in full in Cash of Allowed Class C3 Claims including Plan Interest thereon.

      4. Class C4 (Guarantee Claims).

      The Holders of Allowed Class C4 Claims (if any) shall receive if, as and when any such Claim is allowed by Final Order payment in Cash in full including Plan Interest thereon if, and only to the extent, not fully treated with respect to such Holder's underlying Allowed Claim under the Plan treatment for Claims against CMI or CMM, as the case may be.

      5. Class C5 (Holdings General Unsecured Claims).

      The Holders of Allowed Class C5 Claims (if any) shall, if, as and when any such Claim is allowed by Final Order, receive payment in full in Cash of any such Allowed Class C5 Claim with any accrued and unpaid pre-petition and post-petition interest thereon calculated at the non-default contract rate of interest in such Holder's documents for any Holders of Allowed Class C5 Claims who have a contract, the invoice rate (capped at 9-1/8%) for any such Holders who have an invoice rate, and 6% for any other Holders of Allowed C5 Claims.

      6. Class C6 (Intercompany Claims).

      No payment shall be made under this Plan to Holders of Class C6 Claims on account of such Claims.

      7. Class C7 (Interests in Holdings).

      The Holders of the Class C7 Interests shall retain their Interests under this Plan.

F. Modification of Treatment of Claims. The Debtors and the CMI Equity Committee reserve for themselves and the Reorganized Debtors the right to modify the treatment of any Allowed Claim or Interest in any manner adverse only to the Holder of such Claim or Interest at any time after the Effective Date upon the consent of the creditor or interest holder whose Allowed Claim or Interest, as applicable, is being adversely affected.

                         V. DISTRIBUTIONS UNDER THE PLAN

A. Disbursing Agent.

      The Reorganized Debtors, or such Person(s) as the Debtors may employ in their sole discretion, will act as Disbursing Agent under this Plan. The Disbursing Agent shall make all distributions of Cash required to be distributed under the applicable provisions of this Plan and any documents executed in connection therewith. The Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by this Plan and any documents executed in connection therewith. Each Disbursing Agent will serve without bond, and each Disbursing Agent, without further Bankruptcy Court approval, will receive reasonable compensation for distribution services rendered pursuant to this Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors.

B. Timing of Distributions.

      Except as otherwise provided in this Plan with respect to any particular Claim or Interest, property to be distributed hereunder on account of Allowed Claims and Allowed Interests (a) shall be distributed on the date provided for distribution with respect to that Class or as soon as practicable thereafter to each Holder of an Allowed Claim or an Allowed Interest in that Class that is an Allowed Claim or an Allowed Interest as of said distribution date, and (b) shall be distributed to each Holder of an Allowed Claim or an Allowed Interest of that Class that becomes an Allowed Claim or Allowed Interest after the distribution date as soon as practicable after the Order of the Bankruptcy Court allowing such Claim or Interest becomes a Final Order.

C. Methods of Distributions.

      1. Cash Payments.

      Cash payments made pursuant to this Plan will be in United States dollars. Cash payments to foreign creditors may be made, at the option of the Debtors or the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to this Plan in the form of checks issued by Reorganized Debtors shall be null and void if not cashed within 90 days of the date of the issuance thereof. Requests for reissuance of any check shall be made directly to the Disbursing Agent as set forth in Section V.G below. Cash payments may, at the option of the Debtors or Reorganized Debtors, be made by wire transfer.

      2. Compliance with Tax Requirements.

      In connection with the distributions set forth herein, to the extent applicable, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to this Plan shall be subject to such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

      Notwithstanding any other provision contained herein: (i) each Holder of an Allowed Claim or Allowed Interest that is to receive a distribution of Cash pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution; and (ii) no distribution shall be made to or on behalf of such Holder pursuant to this Plan unless and until such Holder has made arrangements reasonably satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any distributions pursuant to this Plan will, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section V.G of this Plan.

D. Distribution Record Date.

      As of the close of business on the Distribution Record Date, the transfer registers for the Old Securities maintained by the Debtors, or their respective agents, will be closed. The Disbursing Agent and its respective agents and the Indenture Trustee will have no obligation to recognize the transfer of any Old Securities occurring after the Distribution Record Date, and will be entitled for all purposes relating to this Plan to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

E. Surrender of Cancelled Old Securities and Exchange of Old Securities for New Securities.

      1. Tender of Old Securities.

      The mechanism by which Holders of Allowed Claims and Allowed Interests surrender their Old Securities in order to receive Cash, if and as applicable under this Plan, and to exchange such Old Securities for New Securities (as applicable), shall be determined based upon the manner in which the Old Securities were issued and the mode in which they are held, as set forth below.

      a. Old Securities Held in Book-Entry Form

      Old Securities held in book-entry form through bank and broker nominee accounts shall be mandatorily cancelled and (i) Cash distributed, if and as applicable under this Plan, and (ii) mandatorily exchanged for New Securities (as applicable) through the facilities of such nominees and the systems of the applicable securities depository or Clearing System holding such Old Securities on behalf of the brokers or banks.

      b. Old Securities in Physical, Registered, Certificated Form

      Each Holder of Old Securities in physical, registered, certificated form will be required, on or before the Effective Date, to deliver its physical notes or certificates (the "Tendered Certificates") to the Disbursing Agent, accompanied by a properly executed letter of transmittal, to be distributed by the Disbursing Agent after the Confirmation Date and containing such representations and warranties as are described in the Disclosure Statement (a "Letter of Transmittal").

      Any Cash or New Securities to be distributed pursuant to this Plan on account of any Allowed Claim or Allowed Interest represented by an Old Security held in physical, registered, certificated form shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section V.G below.

      Signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), unless the Old Securities tendered pursuant thereto are registered in the name of the Person signing the Letter of Transmittal or are tendered for the account of an Eligible Institution. If signatures on a Letter of Transmittal are required to be guaranteed, such guarantees must be by a member firm of a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or a correspondent in the United States (each of which is an "Eligible Institution"). If Old Securities are registered in the name of a Person other than the Person signing the Letter of Transmittal, the Old Securities, in order to be tendered validly, must be endorsed or accompanied by a properly completed power of authority, with signature guaranteed by an Eligible Institution.

      All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Letters of Transmittal and Tendered Certificates will be resolved by the applicable Disbursing Agent, whose determination shall be final and binding, subject only to review by the

Bankruptcy Court upon application with due notice to any affected parties in interest. CMI reserves the right, on behalf of itself and the Disbursing Agent, to reject any and all Letters of Transmittal and Tendered Certificates not in proper form, or Letters of Transmittal and Tendered Certificates, the Disbursing Agent's acceptance of which would, in the opinion of the Disbursing Agent or its counsel, be unlawful or would subject the Disbursing Agent to liability.

      2. Delivery of New Securities in Exchange for Old Securities.

      On the Effective Date, Reorganized CMI or the Disbursing Agent shall issue, and cause to be authenticated, the New Securities and shall apply to DTC to make the New Securities eligible for deposit at DTC. With respect to Holders of Old Securities who hold such Old Securities through nominee accounts at bank and broker participants in DTC or any similar clearing system, the Disbursing Agent shall deliver the New Securities to DTC or to the registered address specified by the Clearing System. The Clearing System (or its depositary) shall return the applicable Old Securities to the Disbursing Agent for cancellation.

      The Disbursing Agent will request that DTC effect a mandatory exchange of the applicable Old Securities for the applicable New Securities by crediting the accounts of its participants with the applicable New Securities in exchange for the Old Securities. On the effective date of such exchange, each DTC participant will effect a similar exchange for accounts of the beneficial owners holding Old Securities through such firms. Neither the Debtors, Reorganized Debtors nor the Disbursing Agent shall have any responsibility or liability in connection with the Clearing Systems' or such participants' effecting, or failure to effect, such exchanges.

      Holders of Old Securities holding such Old Securities outside a Clearing System will be required to surrender their Old Securities by delivering them to the Disbursing Agent, along with properly executed Letters of Transmittal (as described above in Section V.E.1.b). The Disbursing Agent shall forward the New Securities on account of such Old Securities in accordance with the instructions contained in the Letters of Transmittal.

      3. Special Procedures for Lost, Stolen, Mutilated or Destroyed
Instruments.

      Any Holder of a Claim or an Interest evidenced by an Instrument that has been lost, stolen, mutilated or destroyed will, in lieu of surrendering such Instrument, deliver to the Disbursing Agent: (a) an affidavit of loss or other evidence reasonably satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may reasonably be required by the Disbursing Agent or the applicable Reorganized Debtor to hold the Disbursing Agent and such Reorganized Debtor harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Instrument. Upon compliance with this Section, the Holder of a Claim or Interest evidenced by any such lost, stolen, mutilated or destroyed Instrument shall, for all purposes under this Plan and notwithstanding anything to the contrary contained herein, be deemed to have surrendered such Instrument.

      4. Failure to Surrender Cancelled Instrument.

      Any Holder of Old Securities holding such Old Securities in physical, registered or certificated form who has not properly completed and returned to the Disbursing Agent a Letter of Transmittal, together with the applicable Tendered Certificates, within two years after the Effective Date shall have its claim for a distribution pursuant to this Plan on account of such Instrument discharged and shall be forever barred from asserting any such claim against Reorganized CMI, Reorganized CMM or Reorganized Holdings or their properties. In such cases, any Cash or New Securities held for distribution on account of such claim shall be disposed of pursuant to the provisions of Section V.G hereof.

F. Release of Security Interests in or Other Claims to or against Assets or Property of the Reorganized Debtors by Creditors Paid Pursuant to the Plan.

      Any Holder of a Secured Claim whose Secured Claim is being paid in full in accordance with Section IV.C, IV.D or IV.E of the Plan shall cooperate in all respects with the Reorganized Debtors and shall execute such documents and release and return to the Reorganized Debtors such assets or property of the Debtors or Reorganized Debtors, as applicable, that such creditor is holding, directly or indirectly, as collateral or in custody, and release and return all escrows created or existing in respect to any such Claim, and, if applicable, unwind any alleged repurchase agreements or claims to assets or property subject to such alleged repurchase agreements. Furthermore, any and all Holders of such Secured Claims shall execute such documents and take such actions as may be reasonably required by the Reorganized Debtors to effectuate the transfer or retransfer back to the Reorganized Debtors of all collateral security, or assets or property held subject to alleged repurchase agreements, free and clear of all liens, security interests, claims or interests in or to such collateral, assets or property by such Holder, and shall confirm the foregoing in writing if requested by the Reorganized Debtors.

G. Delivery of Distributions; Undeliverable or Unclaimed Distributions.

      Any Person that is entitled to receive a Cash distribution under this Plan but that fails to cash a check within 90 days of its issuance shall be entitled to receive a reissued check from Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, for the amount of the original check, without any interest, if such Person requests the Disbursing Agent to reissue such check and provides the Disbursing Agent with such documentation as the Disbursing Agent reasonably requests to verify that such Person is entitled to such check, prior to the second anniversary of the Effective Date. If a Person fails to cash a check within 90 days of its issuance and fails to request reissuance of such check prior to the second anniversary of the Effective Date, such Person shall not be entitled to receive any distribution under this Plan.

      Subject to Bankruptcy Rule 9010, all distributions to any Holder of an Allowed Claim or an Allowed Interest shall be made to the address of such Holder on the books and records of the Debtors or their agents, unless Reorganized CMI, Reorganized CMM or Reorganized Holdings, as applicable, has been notified in writing of a change of address. If the distribution to any Holder of an Allowed Claim or Allowed Interest is returned to a Disbursing Agent as undeliverable, such Disbursing Agent shall use reasonable efforts to determine the current address of such Holder, but no distribution shall be made to such Holder unless and until the applicable Disbursing Agent has determined or is notified in writing of such Holder's then-current address, at which time such distribution shall be made to such Holder without any additional interest on such distribution after the Effective Date. Undeliverable distributions shall remain in the possession of the applicable Disbursing Agent pursuant to Section V.A of the Plan until such time as a distribution becomes deliverable. Undeliverable Cash or New Securities shall be held in trust by the applicable Disbursing Agent for the benefit of the potential claimants of such funds or securities, and will be accounted for separately. Any Disbursing Agent holding undeliverable Cash shall invest such Cash in a manner consistent with the Debtors' investment and deposit guidelines. Any interest paid, and any other amounts earned, with respect to such undeliverable Cash pending its distribution in accordance with this Plan shall be property of Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be. Any unclaimed or undeliverable distributions (including Cash and New Securities) shall be deemed unclaimed property under Section 347 (b) of the Bankruptcy Code at the expiration of two years after the Effective Date and, after such date, all such unclaimed property shall revert to Reorganized CMI, Reorganized CMM, or Reorganized Holdings, as the case may be, and the Claim or Interest of any Holder with respect to such property shall be discharged and forever barred.

H. Procedures for Treating Disputed Claims Under Plan of Reorganization.

      1. Disputed Claims.

      a. Process.

      If any of the Debtors or Reorganized Debtors disputes any Claim, such dispute shall be determined, resolved or adjudicated, as the case may be, under applicable law. Among other things, any Debtor or Reorganized Debtors may elect, at its sole option, to object or seek estimation under Section 502 of the Bankruptcy Code with respect to any proof of Claim filed by or on behalf of a Holder of a Claim or any proof of Interest filed by or on behalf of a Holder of an Interest.

      b. Tort Claims.

      All Tort Claims are Disputed Claims. Any unliquidated Tort Claim that is not otherwise settled or resolved pursuant to Section V.H.l.a above shall be determined and liquidated under applicable law in the Bankruptcy Court or the administrative or judicial tribunal in which it is pending on the Confirmation Date or, if no such action was pending on the Confirmation Date, in the Bankruptcy Court or any administrative or judicial tribunal of appropriate jurisdiction. Pursuant to Section IX.E hereof, the automatic stay arising pursuant to Section 362 of the Bankruptcy Code shall be vacated as of the Effective Date as to all Tort Claims. Any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with this Section V.H. l.b and applicable non-bankruptcy law that is no longer subject to appeal or other review and that is not paid by applicable insurance coverage shall be deemed to be an Allowed Claim in Class A10, B5 or C5, as applicable, in such liquidated amount and satisfied in accordance with this Plan. Nothing contained in this
Section V.H.l.b shall constitute or be deemed a waiver of any claim, right or cause of action that the Debtors or the Reorganized Debtors may have against any

Person in connection with or arising out of any Tort Claim, including, without limitation, any rights under Section 157(b) of title 28, United States Code.

      2. Objections to Claims and Interests.

      Except insofar as a Claim or Interest is allowed hereunder, Reorganized CMI, Reorganized CMM and Reorganized Holdings shall be entitled and reserve the right to object to Claims and Interests. Except as otherwise provided in Section V.H.3 below and except as otherwise ordered by the Bankruptcy Court, objections to any Claim or Interest, including, without limitation, Administrative Claims, shall be Filed and served upon the Holder of such Claim or Interest no later than 90 days after the Effective Date, unless such period is extended by the Bankruptcy Court, which extension may be granted on an ex parte basis without notice or hearing. After the Confirmation Date, only the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings shall have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims and Interests. From and after the Confirmation Date, the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings may settle or compromise any Disputed Claim or Disputed Interest in an amount or of a value of $75,000 or less, other than Claims or Interests of Insiders (as defined in the Bankruptcy Code), without approval of the Bankruptcy Court. Except as (i) specified otherwise herein, or (ii) ordered by the Bankruptcy Court, all Disputed Claims or Disputed Interests shall be resolved by the Bankruptcy Court. The failure of the Debtors to object to any Claim or Interest for voting purposes shall not be deemed to be a waiver of the Debtors' or Reorganized Debtors right to object to any Claim or Interest in whole or in part thereafter.

      3. Professional Claims.

      Except as otherwise ordered by the Bankruptcy Court, objections to Claims of professionals shall be governed by the provisions of Section IV.A.3.b hereof.

      4. No Distributions Pending Allowance.

      Notwithstanding any other provisions of this Plan, no payments or distributions will be made on account of a Disputed Claim or a Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest. If an interest-bearing reserve account is established for a Disputed Claim, interest accruing on such Claim after the establishment of such reserve account (if it is ultimately Allowed by Final Order or settlement between such Holder and the applicable Reorganized Debtor) shall be limited to interest actually earned on the reserve account for such Claim.

      5. Distributions on Account of Disputed Claims and Interests Once They are Allowed.

      Within 30 days after the end of each calendar quarter following the Effective Date, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest during the preceding calendar quarter. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class. Holders of Disputed Claims or Disputed Interests that are ultimately allowed will also be entitled to receive, on the basis of the amount ultimately allowed, any interest payments, dividends or other payments made to the Class to which such Claim or Interest belongs, but held pending distribution.

I. Setoffs.

      Except with respect to any contract, instrument, release, indenture or other agreement or document created in connection with this Plan, the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, may, pursuant to Section 553 or Section 502(d) of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings of any such claims, rights and causes of action that the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings may possess against such Holder.

                    VI. INDIVIDUAL HOLDER PROOFS OF INTEREST

      Holders of Interests in Classes A14, A16, A18, A20, A21, A22, B7 and C7 are not required to File proofs of Interests unless they disagree with the number of shares set forth on the applicable stock register.

           VII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A. Assumptions.

      Except as otherwise provided herein, on the Effective Date, pursuant to
Section 365 of the Bankruptcy Code, the Reorganized Debtors will assume each executory contract and unexpired lease entered into by the Debtors prior to the Petition Date that has not previously (a) expired or terminated pursuant to its own terms or (b) been assumed or rejected pursuant to Section 365 of the Bankruptcy Code. The Confirmation Order will constitute an Order of the Bankruptcy Court approving the assumptions described in this Article VII, pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date.

B. Cure of Defaults in Connection with Assumption.

      Any monetary amounts by which each executory contract or unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, pursuant to
Section 365 (b) (1) of the Bankruptcy Code, at the option of the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be:
(a) by payment of the default amount in Cash on the Effective Date or as soon as practicable thereafter; or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease.

      If there is a dispute regarding: (i) the amount of any cure payments; (ii) the ability of Reorganized CMI, Reorganized CMM or Reorganized Holdings to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy
Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the cure payments required by Section 365 (b) (1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

C. Rejections.

      Except as otherwise provided herein, on the Effective Date, pursuant to
Section 365 of the Bankruptcy Code, the Debtors will reject each of the executory contracts and unexpired leases listed on a schedule to be filed prior to the Confirmation Hearing (the "Contract Rejection Schedule"); provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend such schedule to delete any executory contract or unexpired lease listed therein, thus providing for its assumption pursuant to Sections VII.A and B above. Each contract and lease listed on the Contract Rejection Schedule will be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on the Contract Rejection Schedule does not constitute an admission by the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings that such contract or lease is an executory contract or unexpired lease or that the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings has any liability thereunder. The Confirmation Order shall constitute an Order of the Bankruptcy Court approving such rejections, pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date.

D. Bar Date for Rejection Damages.

      If the rejection of an executory contract or unexpired lease pursuant to the preceding Section VII.C gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, their successors or properties unless (a) a stipulation with respect to the amount and nature of such Claim has been entered into by either of the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as applicable, and the Holder of such Claim in connection with the rejection of such executory contract or unexpired lease, or (b) a Proof of Claim is Filed and served on Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and counsel for Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, within 30 days after the Effective Date or such earlier date as established by the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court,. all Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as Claims in Class A10, B5 or C5, as applicable.

                    VIII. ACCEPTANCE OR REJECTION OF THE PLAN

A. Voting Classes.

      The Holders of Allowed Claims and Interests in Classes A1, A2, A3, A4, A5, A6, A7, A9, A10, A11, A13, A14, A16, A18, A20, A21, B1, B2, B5, B6, C1, C2, C5
and C6 are Impaired and shall be entitled to vote to accept or reject this Plan.

B. Presumed Acceptances of Plan.

      The Holders of Allowed Claims and Interests in Classes A8, A12, A15, A17, A19, A22, A23, B3, B4, B7, C3, C4 and C7 are not Impaired under the Plan and, therefore, are conclusively presumed to accept the Plan.

C. Confirmability of Plan and Cramdown

      To the extent that any Impaired Class votes to reject the Plan or is deemed to have rejected this Plan, the Debtors and the CMI Equity Committee will request that the Bankruptcy Court confirm this Plan under the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code.

             IX. MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

A. Corporate Structure.

      On the Effective Date, CMI will become Reorganized CMI, CMM will become Reorganized CMM, and Holdings will became Reorganized Holdings. Reorganized CMM will be a wholly-owned subsidiary of Reorganized CMI, and Reorganized CMI will be the general partner of Reorganized Holdings.

B. Corporate Action.

      1. Cancellation of Old Securities and Related Agreements.

      On the Effective Date, except as otherwise provided by this Plan, the Old Securities and all instruments, indentures and agreements evidencing or governing such Old Securities shall be deemed terminated, canceled, extinguished and of no further force or effect without any further action on the part of the Bankruptcy Court, or any Person or any government entity or agency, and except as otherwise provided herein, the Debtors and the Reorganized Debtors shall be released from any and all obligations under such securities, instruments, indentures and agreements. Holders of cancelled Old Securities will have no rights arising from or relating to such Old Securities or the cancellation thereof, except the rights provided pursuant to this Plan.

      2. Articles of Incorporation and Bylaws for Reorganized CMI.

      On the Effective Date, Reorganized CMI shall be deemed to have adopted the Reorganized CMI Articles of Incorporation and the Reorganized CMI Bylaws pursuant to applicable nonbankruptcy law and Section 1123(a)(5)(I) of the Bankruptcy Code. The Reorganized CMI Articles of Incorporation contain amendments providing for, among other matters, an increase in authorized shares from 120 million to 375 million, (consisting of 300 million shares of common stock and 75 million shares of preferred stock); authority for the Board of Directors to increase authorized shares without action by stockholders; new excess share provisions relating to the transfer, acquisition and redemption of capital stock addressing ownership limitations for CMI and the treatment of excess stock intended to ensure compliance with the Internal Revenue Code of 1986 (such excess share provisions are also intended to serve as an antitakeover device in connection with any hostile acquisition, even though Reorganized CMI's REIT status would not be threatened by such acquisition); deletion of certain antitakeover provisions (however CMI will remain subject to the Maryland business combination statute); a change in the vote required for removal of directors from a majority to 66 2/3; changes in how vacancies on the Board of Directors and newly created directorships are filled; and prohibition of the issuance of nonvoting equity securities to the extent required by Section 1123(a)(6) of the Bankruptcy Code. The Reorganized CMI Bylaws contain amendments providing for, among other matters, advance notice of matters to be presented at annual meetings of stockholders and advance notice of nominees for director. The Reorganized CMI Articles of Incorporation and the Reorganized CMI Bylaws will become effective, without any requirement of further action by stockholders of CMI or Reorganized CMI, on the Effective Date. The Reorganized CMI Articles of Incorporation shall be filed with the Maryland Department of Assessments and Taxation on the Effective Date.

      3. Articles of Incorporation and Bylaws for Reorganized CMM.

      On the Effective Date, Reorganized CMM shall be deemed to have adopted the Reorganized CMM Articles of Incorporation and the Reorganized CMM Bylaws pursuant to applicable non-bankruptcy law and Section 1123(a)(5)(I) of the Bankruptcy Code. The Reorganized CMM Articles of Incorporation will be amended to prohibit the issuance of nonvoting equity securities to the extent required by Section 1123 (a) (6) of the Bankruptcy Code. The Reorganized CMM Articles of Incorporation and the Reorganized CMM Bylaws will become effective, without any requirement of further action by the stockholder of CMM or Reorganized CMM, on the Effective Date. If the foregoing amendment is required, then the Reorganized CMM Articles of Incorporation shall be filed with the Maryland Department of Assessments and Taxation on the Effective Date.

      4. Directors and Management of Reorganized CMI.

      As of the Effective Date, the Persons identified at or before the Confirmation Hearing in a schedule to be Filed by CMI with the Bankruptcy Court will serve as the initial members of the Board of Directors of Reorganized CMI. Such Persons shall be deemed elected to the Board of Directors of CMI, and such elections shall be deemed effective as of the Effective Date, without any requirement of further action by stockholders of CMI or Reorganized CMI. The initial officers of Reorganized CMI shall be selected by the Board of Directors of Reorganized CMI and their names will be disclosed in a schedule to be Filed with the Bankruptcy Court at or before the Confirmation Hearing. Subject to any requirement of Bankruptcy Court approval under Section 1129(a)(5) of the Bankruptcy Code, those persons identified or designated as directors and officers of Reorganized CMI in the schedule to be Filed with the Bankruptcy Court at or before the Confirmation Hearing shall assume their offices as of the Effective Date and shall continue to serve in such capacities thereafter, pending further action of the Board of Directors or stockholders of Reorganized CMI in accordance with the Reorganized CMI Bylaws, Reorganized CMI Articles of Incorporation and applicable state law.

5. Directors and Management of Reorganized CMM and Reorganized Holdings.

      As of the Effective Date, the Persons identified at or before the Confirmation Hearing in a schedule to be Filed by CMM with the Bankruptcy Court will serve as the initial members of the Board of Directors of Reorganized CMM. Such Persons shall be deemed elected to the Board of Directors of CMM, and such elections shall be deemed effective as of the Effective Date, without any requirement of further action by stockholders of CMM or Reorganized CMM. The initial officers of Reorganized CMM shall be selected by the Board of Directors of Reorganized CMM and their names will be disclosed in a schedule to be Filed with the Bankruptcy Court at or before the Confirmation Hearing. Subject to any requirement of Bankruptcy Court approval under Section 1129(a)(5) of the Bankruptcy Code, those persons identified or designated as directors and officers of Reorganized CMM in the schedule to be Filed with the Bankruptcy Court at or before the Confirmation Hearing shall assume their offices as of the Effective Date and shall continue to serve in such capacities thereafter, pending further action of the Board of Directors or the stockholder of Reorganized CMM in accordance with the Reorganized CMM Bylaws, Reorganized CMM Articles of Incorporation and applicable state law.

      As of the Effective Date, Reorganized CMI shall remain the sole general partner of Reorganized Holdings and CMSLP shall remain the sole limited partner in Reorganized Holdings. It is contemplated that at some time after the Effective Date, Reorganized Holdings will be dissolved unless the partners in Reorganized Holdings otherwise determine.

      6. No Further Corporate Action.

      Each of the matters provided for under this Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor (including, without limitation, approval of the issuance of the New Securities) shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders or directors of any of the Debtors or Reorganized Debtors.

C. Implementation.

      The Debtors, Reorganized CMI, Reorganized CMM and Reorganized Holdings are hereby authorized and directed to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of this Plan on and after the Effective Date. On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate or further evidence the terms and conditions of this Plan and the other agreements referred to herein or contemplated hereby.

D. Effectuating Documents and Actions.

      The Debtors, Reorganized CMI, Reorganized CMM and Reorganized Holdings, as the case may be, and each of their respective appropriate officers shall be authorized to execute and deliver such contracts, instruments, releases, and other agreements or documents and take such other actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan, the transactions provided for in the Plan and all other actions in connection herewith.

E. Term of Injunctions or Stays.

      Unless provided in the Confirmation Order or otherwise, all injunctions or stays imposed in the Reorganization Cases pursuant to Sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

F. No Interest; Disallowance of Penalties and Premiums.

      Except as expressly provided herein, no Holder of an Allowed Claim or Allowed Interest shall receive interest on the distribution to which such Holder is entitled hereunder, regardless of whether such distribution is made on the Effective Date or thereafter. Any and all Claims for or in the nature of penalties or premiums allegedly owing shall be disallowed including, but not limited to, prepayment penalties, penalty interest, makewhole premiums or prepayment premiums.

G. Retiree Benefits.

      On and after the Effective Date, to the extent required by Section 1129(a)(13) of the Bankruptcy Code, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, shall continue to pay all retiree benefits (if any), as the term "retiree benefits" is defined in Section 1114(a) of the Bankruptcy Code, maintained or established by the Debtors prior to the Confirmation Date.

H. Recapitalization Financing Including Issuance of New Securities.

      On the Effective Date, the Recapitalization Financing shall be funded and become effective and the CMBS Sale Portfolio, if not already sold, shall be sold as parts of effectuating consummation of this Plan. On the Effective Date, Reorganized CMI will issue the New Securities in accordance with this Plan. The issuance of the New Securities and all securities issuable upon conversion of the New Securities is hereby authorized pursuant to Section 1145 of the Bankruptcy Code, without further action under applicable law. In addition, on the Effective Date, the Reorganized Debtors will implement and, to the extent applicable, receive the proceeds of the New Debt in accordance with the terms of the applicable documents with respect thereto. On the Effective Date, all securities, instruments, corporate documents, and agreements entered into pursuant to or contemplated by the Plan, including, without limitation, the New Securities, any other security and any instrument, corporate document, or agreement entered into in connection with any of the transactions referenced in this Section or Section IX.I, shall become effective, binding and enforceable in accordance with their respective terms and conditions upon the parties thereto without further act or action under applicable law, regulation, order or rule, and shall be deemed to become effective simultaneously.

I. Sale of the CMBS Sale Portfolio.

      On or before the Effective Date, the commercial mortgage-backed securities and any other assets in the CMBS Sale Portfolio shall be sold in accordance with the terms of this Plan and any Orders with respect thereto entered by the Bankruptcy Court. The net proceeds thereof shall be used to pay Allowed Secured Claims in accordance with any Orders entered by the Bankruptcy Court with respect thereto and otherwise used as part of the funding of this Plan.

J. Potential New Equity Investment and Rights Offering.

      Although not required to fund this Plan, the Debtors, in consultation with the CMI Equity Committee, may seek new equity capital from one or more investors to partially fund the Reorganized Debtors and this Plan as Recapitalization Financing. In such event, this Plan will be amended to appropriately reflect such new equity capital transaction, in a manner consistent with Exhibits 1 and 2 hereto. If new equity capital is sought, it is likely to take the form of a private issuance of preferred stock with such relative rights and preferences as may be agreed to consistent with the terms of this Plan.

      In the event new equity capital is sought from an investor, it is also anticipated that an offering of rights to purchase common stock or a new series of preferred stock, with rights and preferences similar to the preferred stock likely to be issued to the new equity capital investor but with limited voting rights, would be made to Holders of CMI Common Stock. Such rights offering would be developed in consultation with the CMI Equity Committee. Such rights offering would commence on the Effective Date and would be for a percentage of the aggregate face value of the securities issued to the new equity capital investor. All or a portion of the proceeds of the rights offering may be used to redeem at face value the securities issued to the new equity investor.

      Even if CMI does not seek new equity from an investor, an offering of rights to purchase CMI Common Stock may be made to Holders of CMI Common Stock in connection with this Plan. Such rights offering would be developed in consultation with the CMI Equity Committee.

      In the event new equity capital is sought from an investor and a rights offering is made to Holders of CMI Common Stock or a rights offering is made to Holders of CMI Common Stock independent of any new equity investment by an investor, the CMI Common Stock will be exchanged for new CMI Common Stock (on a one share per one share basis) and rights (one right per share) structured to ensure that the value of the CMI Common Stock exchanged exceeds the value of the fresh capital raised in the rights offering, thereby making the exchange principally in exchange for an interest and only partly for cash and rendering applicable the limited transactional exemption from securities law registration afforded by Section 1145 of the Bankruptcy Code. If a rights offering is made and an exchange of CMI Common Stock, consistent with the foregoing, is effected, then CMI's existing Series B Preferred Stock, Old Series D Preferred Stock, Series E Preferred Stock and Stock Options would be exchanged for new Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Stock Options, as applicable.

K. Second Amended and Restated Stock Option Plan.

      On or prior to the Effective Date, the Second Amended and Restated Stock Option Plan will be adopted by CMI to be effective on the Effective Date and, by voting to accept this Plan, all Holders of Class A21 Interests shall be deemed to have ratified and approved the Second Amended and Restated Stock Option Plan. Additionally, upon entry of a Confirmation Order, the Bankruptcy Court shall, consistent with Maryland and federal law, be deemed to have approved the Second Amended and Restated Stock Option Plan (including the increase in the number of shares of CMI Common Stock with respect to which options may be granted and the extension of the time in which options may be granted) on behalf of CMI's stockholders and in satisfaction of Section 422 of the Internal Revenue Code. Following the Effective Date, the Board of Directors of Reorganized CMI may further amend or modify the Second Amended and Restated Stock Option Plan in accordance with the terms thereof and any such further amendment or modification shall not require amendment of this Plan. The Second Amended and Restated Stock Option Plan amends CMI's Amended and Restated Stock Option Plan for Key Employees to, among other matters, provide for an increase in the number of shares of CMI Common Stock with respect to which options may be granted from 2,092,903 (as adjusted from 2 million shares as a result of the junior preferred stock dividend paid to common stockholders in November 1999 and consistent with a Bankruptcy Court Order which limits the full adjustment to 2,198,831 shares, contemplated by the terms and provisions of the Second Amended and Restated Stock Option Plan, until CMI emerges from Chapter 11) to 4,500,000; to extend the time in which options may be granted under the Plan from June 30, 2000 until June 30, 2002, and to effect changes consistent with current securities and tax laws. After the Effective Date it is expected that common stockholder approval of the material terms of the Second Amended Employee Stock Option Plan will be sought for purposes of becoming exempt from the deduction limits set forth in
Section 162(m) of the Internal Revenue Code.

      CMI's Non-Employee Director Stock Option Plan in place prior to the Effective Date shall remain in place after the Effective Date and Reorganized CMI shall continue to honor such option plan.

L. Affiliate Reorganization.

      In order to secure certain financing contemplated under this Plan with the commercial mortgage backed securities representing the equity interests in CBO-1, CBO-2 and CMO-IV (the "Equity Interests"), CMI anticipates that, as a part of this Plan, either (i) a reorganization of certain CMI affiliated entities will be effected resulting in REIT subsidiaries holding the Equity Interests or owning the stock in the qualified REIT subsidiaries holding the Equity Interests, or (ii) the qualified REIT subsidiaries holding the Equity Interests or the trusts holding the underlying assets will elect REIT status (and other actions will be taken as necessary to effect such election); with the intent to secure such financing with a pledge of stock in the REITs, in lieu of a direct pledge of the Equity Interests. In addition, certain other actions may be taken as necessary to implement the foregoing. All of the actions taken in accordance with this Section shall be consistent with the provisions of Exhibit 2 hereto governing the treatment of Class A9 and Class A10.

                  X. CONFIRMATION AND EFFECTIVE DATE CONDITIONS

A. Conditions to Confirmation.

      Confirmation of this Plan is conditioned upon satisfaction of the applicable provisions of Section 1129 of the Bankruptcy Code and entry of a Confirmation Order by the Bankruptcy Court in form and substance satisfactory to the Debtors and the CMI Equity Committee. Among other things, the Confirmation Order shall authorize and direct that the Debtors, Reorganized CMI, Reorganized CMM and Reorganized Holdings take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with or contemplated by this Plan, including, but not limited to, those actions contemplated by the provisions of this Plan set forth in Section XII hereof, and shall provide that all New Securities to be issued to Holders of Claims and Interests pursuant to this Plan and all securities issuable upon the conversion of the New Securities are exempt from registration under federal and state securities laws (other than the Trust Indenture Act) pursuant to Section 1145 of the Bankruptcy Code and that the solicitation of Holders of CMI Common Stock, Series B Preferred Stock and Old Senior Notes is exempt under Rule 14a-2(a)(4) of the proxy regulations under the Securities Exchange Act of 1934.

B. Conditions to Effective Date.

      The Effective Date will not occur and this Plan will not be consummated unless and until each of the following conditions has been satisfied or waived by the Debtors and the CMI Equity Committee:

      1. The Confirmation Order in form and substance satisfactory to the Debtors and the CMI Equity Committee and entered by the Bankruptcy Court shall not have been modified in any respect.

      2. The Recapitalization Financing shall be funded in accordance with the terms of this Plan and the sale of the CMBS Sale Portfolio shall have been completed.

      3. All other actions and documents necessary to implement the transactions contemplated by this Plan on or before the Effective Date shall have been effected or executed.

                        XI. EFFECTS OF PLAN CONFIRMATION

A. Discharge of Debtors and Injunction.

      Except as otherwise provided in the Plan or the Confirmation Order: (i) on the Effective Date, the Debtors shall be deemed discharged and released to the fullest extent permitted by Section 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims and Interests that arose before the Effective Date and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim or proof of Interest based on such Claim, debt or Interest is Filed or deemed Filed pursuant to Section 501 of the Bankruptcy Code, (b) a Claim or Interest based on such Claim, debt or Interest is allowed pursuant to Section 502 of the Bankruptcy Code, or
(c) the Holder of a Claim or Interest based on such Claim, debt or Interest has accepted the Plan; and (ii) all Persons shall be precluded from asserting against Reorganized CMI, Reorganized CMM and Reorganized Holdings, their respective successors, or their respective assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise provided in the Plan, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtors, as provided in Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against the Debtors at any time obtained to the extent that it relates to a Claim discharged.

      Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all Persons who have held, currently hold or may hold a debt, Claim or Interest discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim or Interest: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or their respective successors or their respective properties; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or their respective successors or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or their respective successors or their respective properties; and
(iv) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Any Person, including but not limited to the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

B. Limitation of Liability.

      None of the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, the members of the Committees, the Indenture Trustee, or any of their respective employees, officers, directors, agents, or representatives, or any professional persons employed by any of them (including, without limitation, their respective Designated Professionals), shall have any responsibility, or have or incur any liability, to any Person whatsoever (i) for any matter expressly approved or directed by the Confirmation Order or (ii) under any theory of liability (except for any claim based upon willful misconduct or gross negligence) for any act taken or omission made in good faith directly related to formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract, instrument, release or other agreement or document created in connection with or contemplated by the Plan; provided, that nothing in this Section XI.B shall limit the liability of any Person for breach of any express obligation it has under the terms of this Plan, or any documents executed in connection therewith or pursuant thereto, or under any other agreement or document entered into by such Person in accordance with or pursuant to the terms of this Plan (except to the extent expressly provided in the Confirmation Order) or for any breach of a duty of care owed to any other Person occurring after the Effective Date.

C. Releases.

      On the Effective Date, each of the Debtors shall release unconditionally, and hereby is deemed to release unconditionally (i) each of the Debtors' then-current and former officers, directors, shareholders, employees, consultants, attorneys, accountants, financial advisors and other representatives (solely in their capacities as such) (collectively, the "Debtor Releasees") and (ii) the Committees and, solely in their capacity as members or representatives of the Committees, each member, consultant, attorney, accountant, financial advisor or other representative of the Committees (collectively, the "Committee Releasees") from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or after the Petition Date and up to and including the Effective Date in any way relating to the Reorganization Cases, the Plan or the Disclosure Statement.

      On the Effective Date, each Holder of a Claim or Interest shall be deemed to have unconditionally released the Debtor Releasees and the Committee Releasees from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or after the Petition Date and up to and including the Effective Date in any way relating to the Reorganization Cases, the Plan or the Disclosure Statement, excepting, however, from such release any obligation owing to a Holder of an Allowed Claim or Allowed Interest provided for in this Plan or the Confirmation Order.

D. Indemnification.

      The obligations of the Debtors as of the Petition Date to indemnify their present and former directors or officers, respectively, against any obligations pursuant to the Debtors' articles of incorporation, by-laws, applicable state law or specific agreement or resolution, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, be assumed by Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and not be discharged. The Debtors shall fully indemnify, and Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, shall assume the Debtors' obligations to indemnify, any Person by reason of the fact that he or she is or was serving as a director, officer, employee, agent, professional, member, or other authorized representative (in each case, as applicable) of any of the Debtors (collectively, the "Indemnitees") against any claims, liabilities, actions, suits, damages, fines, judgments or expenses (including reasonable attorneys' fees and expenses), arising during the course of, or otherwise in connection with or in any way related to, the negotiation, preparation, formulation, solicitation, dissemination, implementation, confirmation and consummation of the Plan and the transactions contemplated thereby and the Disclosure Statement in support thereof, provided, however, that the foregoing indemnification shall not apply to any liabilities arising from the gross negligence or willful misconduct of any Indemnitee. In addition, Reorganized CMI shall fully indemnify the CMI Equity Committee and its professionals against any claims, liabilities, actions, suits, damages, fines, judgments or expenses (including reasonable attorneys' fees and expenses) as a result of or arising from the CMI Equity Committee being a co-proponent of the Plan and Disclosure Statement provided, however, that the foregoing indemnification shall not apply to any liabilities arising from gross negligence or willful misconduct of any such indemnitee. For purposes of the following sentences in this Section, reference to the term "Indemnitee" shall include the CMI Equity Committee and its professionals. If any claim, action or proceeding is brought or asserted against an Indemnitee in respect of which indemnity may be sought from Reorganized CMI, Reorganized CMM or Reorganized Holdings, the Indemnitee shall promptly notify Reorganized CMI, in writing and, in any such event, Reorganized CMI shall assume the defense thereof including the employment of counsel reasonably satisfactory to the Indemnitee, and the payment of all expenses of such Indemnitee. The Indemnitee shall have the right to employ separate counsel in any such claim, action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (a) Reorganized CMI has agreed to pay the fees and expenses of such counsel, or (b) Reorganized CMI shall have failed to assume promptly the defense of such claim, action or proceeding or to employ counsel reasonably satisfactory to the Indemnitee in any such claim action or proceeding, or (c) the named parties in any such claim, action or proceeding (including any impleaded parties) include both the Indemnitee and Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and the Indemnitee believes, in the exercise of its business judgment and in the opinion of its legal counsel, reasonably satisfactory to Reorganized CMI, that the joint representation of Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and the Indemnitee will likely result in a conflict of interest (in which case, if the Indemnitee notifies Reorganized CMI in writing that it elects to employ separate counsel at the expense of Reorganized CMI, Reorganized CMI shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitee). In addition, neither Reorganized CMI, nor Reorganized CMM nor Reorganized Holdings shall effect any settlement or release from liability in connection with any matter for which the Indemnitee would have the right to indemnification from Reorganized CMI, Reorganized CMM or Reorganized Holdings unless such settlement contains a full and unconditional release of the Indemnitee, or a release of the Indemnitee reasonably satisfactory in form and substance to the Indemnitee. Anything herein to the contrary notwithstanding, no Securities Claims shall be treated as part of Classes A9 or A10 under the Plan.

E. Vesting of Assets.

      Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, all property of CMI's Estate shall vest in Reorganized CMI and all property of CMM's Estate shall vest in Reorganized CMM and all property of Holdings' estate shall vest in Reorganized Holdings, all free and clear of all Claims, liens, encumbrances and Interests of Holders of Claims and Holders of Old Securities. From and after the Effective Date, Reorganized CMI, Reorganized CMM and Reorganized Holdings may operate their business and use, acquire and dispose of property and settle and compromise claims or interests arising on or after the Effective Date without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

F. Preservation of Causes of Action.

      Except as otherwise provided herein, or in any contract, instrument, release or other agreement entered into in connection with or pursuant to the Plan, Reorganized CMI, Reorganized CMM and Reorganized Holdings shall retain (and may enforce) any claims, rights and causes of action that the Debtors or the Estates may hold against any Person, including, but not limited to, any claims, rights or causes of action under Sections 544 through 550 of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory.

G. Retention of Bankruptcy Court Jurisdiction.

      To the maximum extent permitted by the Bankruptcy Code and other applicable law, the Bankruptcy Court shall have jurisdiction of all matters arising out of, and related to, the Reorganization Cases and the Plan pursuant to, and for the purpose of, Sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation, jurisdiction to:

      1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to reinstate a Claim pursuant to this Plan;

      2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending before the Effective Date;

      3. Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which any of the Debtors is a party or with respect to which any of the Debtors may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

      4. Ensure that distributions to Holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of this Plan;

      5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings that may be pending on the Effective Date;

      6. Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with or pursuant to this Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided herein;

      7. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of this Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by this Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with this Plan or the Confirmation Order;

      8. Enter such Orders as may be necessary or appropriate to correct any defect, cure any omission, or reconcile any inconsistency in this Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of this Plan;

      9. Enter such Orders as may be necessary or appropriate to enforce, implement or interpret the terms and conditions of this Plan and resolve any objections filed with respect to any actions proposed to be taken in connection with or pursuant to the provisions of this Plan;

      10. Enter such Orders as may be necessary or appropriate to approve agreements, settlements or compromises in connection with matters pending on the Effective Date or arising thereafter in connection with implementation of provisions of this Plan;

      11. Determine all adversary proceedings and contested matters to recover or enforce rights with respect to property of any of the Debtors or their Estates or to obtain other relief relating to causes of actions or claims under the Bankruptcy Code or other applicable law including, but not limited to, any actions brought under Sections 541 through 553 of the Bankruptcy Code;

      12. Determine matters concerning state, local or federal taxes pursuant to Sections 346, 505, 525, 1146 and any other tax-related provisions of the Bankruptcy Code;

      13. Enter such Orders as may be necessary or appropriate to enforce and interpret the provisions of the Confirmation Order;

      14. Subject to any restrictions on modifications provided herein or in any contract, instrument, release, indenture or other agreement or document created in connection with this Plan, modify this Plan before or after the Effective Date pursuant to Section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with or pursuant to this Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with or pursuant to this Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan, to the extent authorized by the Bankruptcy Code;

      15. Issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of this Plan or the Confirmation Order;

      16. Enter and implement such Orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

      17. Except as otherwise provided in this Plan, or with respect to specific matters, in the Confirmation Order or any other Order entered in connection with the Reorganization Cases, determine any other matters that may arise in connection with or relating to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with or pursuant to this Plan, the Disclosure Statement or the Confirmation Order; and

      18. Enter an Order or Orders closing the Reorganization Cases.

H. Failure of Bankruptcy Court to Exercise Jurisdiction.

      If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of the Reorganization Cases, including the matters set forth in Section XI.G above, Section XI.G shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

I. Committees.

      On the Effective Date, all Committees shall be dissolved and the members of such Committees and their professionals shall be released and discharged from all further rights and duties arising from or related to the Reorganization Cases. The professionals retained by such Committees and the members thereof shall not be entitled to compensation or reimbursement of expenses incurred for services rendered after the Effective Date other than for services rendered in connection with any application for allowance of compensation and reimbursement of expenses pending as of, or timely Filed after, the Effective Date.

                          XII. MISCELLANEOUS PROVISIONS

A. Final Order.

      Any requirement in this Plan that an Order be a Final Order may be waived by the Debtors (or Reorganized Debtors, if applicable); provided, that nothing contained herein or elsewhere in this Plan shall prejudice the right of any party in interest to seek a stay pending appeal with respect to such order.

B. Modification of the Plan.

      The Debtors and the CMI Equity Committee reserve the right to modify this Plan at any time prior to the Confirmation Date as provided for by Section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to Section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise order.

      If, after receiving sufficient acceptances but prior to Confirmation of this Plan, the Debtors and the CMI Equity Committee seek to modify this Plan, the Debtors and the CMI Equity Committee can use such previously solicited acceptances only to the extent permitted by applicable law.

      The Debtors and the CMI Equity Committee reserve the right after the Confirmation Date and before the Effective Date to modify the terms of this Plan or waive any conditions to the effectiveness thereof if and to the extent the Debtors and the CMI Equity Committee determine that such modifications or waivers are necessary or desirable to consummate this Plan. The

Debtors will give such Holders of Claims and Interests notice of such modifications or waivers as may be required by applicable law and the Bankruptcy Court, and any such modifications shall be subject to the approval of the Bankruptcy Court to the extent required by, and in accordance with, Section 1127 of the Bankruptcy Code.

      The CMI Equity Committee will join in modifications proposed by the Debtors in accordance with the foregoing in the exercise of such Committee's reasonable discretion.

      Anything in this Section XII.B. to the contrary notwithstanding, any modifications of or amendments to, or waivers of any conditions to the effectiveness of, this Plan prior to the Effective Date that materially affect the treatment or recovery of the Holders of Class A9 or A10 Allowed Claims require the consent of the CMI Creditors' Committee; provided, however, that it is hereby agreed that any change in the amount of payments, timing of payments, term of the New Debt as defined in Exhibit 2 hereto, Collateral as defined in
Exhibit 2 hereto, liens, rights or default remedies available to the Holders of Class A9/A10 Notes or of any other specific provisions of Exhibit 2 hereto shall be deemed material for purposes of this paragraph.

C. Revocation of the Plan.

      The Debtors reserve the right to revoke or withdraw this Plan prior to the Confirmation Date. If the Debtors revoke or withdraw this Plan, or if Confirmation does not occur, then this Plan shall be null and void, and all of the Debtors' respective obligations with respect to the Claims and Interests shall remain unchanged and nothing contained herein or in the Disclosure Statement shall be deemed an admission or statement against interest or to constitute a waiver or release of any claims by or against either Debtor or any other Person or to prejudice in any manner the rights of either Debtor or any Person in any further proceedings involving either Debtor or any Person.

D. Application of Section 1145 of the Bankruptcy Code and Federal Securities
Laws.

      All New Securities to be issued to Holders of Claims and Interests pursuant to this Plan, and all securities issuable upon the conversion of any of the New Securities shall be exempt from registration under federal and state securities laws pursuant to Section 1145 of the Bankruptcy Code. The solicitation of Holders of CMI Common Stock, Series B Preferred Stock and Old Senior Notes shall be exempt under Rule 14a-2(a)(4) of the proxy regulations under the Securities Exchange Act of 1934.

E. Application of Section 1146(c) of the Bankruptcy Code.

      The implementation and enforcement of any provisions of this Plan transferring assets or property, including but not limited to sales of the commercial mortgage-backed securities and any other property in the CMBS Sale Portfolio, and the making, delivery or recording of any "instrument of transfer" in connection with or pursuant to this Plan, shall not be taxed under any law imposing a stamp tax, transfer tax or a similar tax pursuant to Section 1146(c) of the Bankruptcy Code.

F. Successors and Assigns.

      The rights, benefits and obligations of any Person named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, trustee, administrator, successor or assign of such Person.

G. Saturday, Sunday or Legal Holiday.

      If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

H. Committee Action.

      With respect to the action of any of the Committees under this Plan, any such action shall be duly authorized by majority vote of committee members at a meeting, in person or by telephone, at which a quorum of such committee is present or by majority consent of the members of such committee then serving.

I. Post-Effective Date Effect of Evidences of Claims or Interests.

      Except as otherwise specified herein, notes, bonds, stock certificates and other evidences of Claims against or Interests in the Debtors, and all Instruments of the Debtors (in either case, other than those executed and delivered as contemplated hereby in connection with the consummation of this
Plan), shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by this Plan.

J. Governing Law.

      Unless a rule of law or procedure is supplied by (i) federal law (including the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules), (ii) an express choice of law provision in any agreement, contract, instrument, or document provided for, or executed in connection with, this Plan, or (iii) applicable non-bankruptcy law, the rights and obligations arising under this Plan and any agreements, contracts, documents, and instruments executed in connection with or pursuant to this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland without giving effect to the principles of conflict of laws thereof.

K. No Liability for Solicitation or Participation.

      As specified in Section 1125 (e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of this Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under or in connection with this Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or the offer, issuance, sale, or purchase of securities.

L. Severability of CMM Provisions.

      If so ordered by the Bankruptcy Court at the Confirmation Hearing, the Plan provisions herein for CMM may be confirmed independently of confirmation of the Plan provisions for CMI and Holdings.

M. No Admissions or Waiver of Objections.

      Notwithstanding anything herein to the contrary, if the Effective Date does not occur, nothing contained in this Plan shall be deemed as an admission by the Debtors, the CMI Equity Committee or any other party with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any Claims classification. Neither the Debtors nor the CMI Equity Committee are bound by any statements herein or in the Disclosure Statement as judicial admissions.

DATED: April 24, 2000

                                          CRIIMI MAE Inc.
                                          a Maryland corporation

                                          By: /s/ Cynthia O. Azzara
                                             --------------------------------
                                               Name:  Cynthia O. Azzara
                                               Title: Senior Vice President

                                          CRIIMI MAE Management, Inc.
                                          a Maryland corporation

                                          By: /s/ Cynthia O. Azzara
                                             --------------------------------
                                               Name:  Cynthia O. Azzara
                                               Title: Senior Vice President

                                          CRIIMI MAE Holdings II, L.P.
                                          a Delaware Limited Partnership

                                          By:   CRIIMI MAE Inc.
                                                its General Partner

                                          By: /s/ Cynthia O. Azzara
                                             --------------------------------
                                               Name:  Cynthia O. Azzara
                                               Title: Senior Vice President

VENABLE, BAETJER AND HOWARD, LLP                 AKIN, GUMP, STRAUSS HAUER
                                                 & FELD L.L.P.

By:/s/ Richard L. Wasserman                      By: /s/ Stanley J. Samorajczyk
   ---------------------------                     ----------------------------
   Richard L. Wasserman                            Stanley J. Samorajczyk
   Gregory A. Cross                                Michael S. Stamer
   1800 Mercantile Bank and Trust Building         1333 New Hampshire Ave., NW
   Two Hopkins Plaza                               Washington, D.C. 20036
   Baltimore, Maryland 21201                       (202) 887-4000
   (410) 244-7400

SHULMAN, ROGERS, GANDAL,
   PORDY & ECKER, P.A.

By:/s/ Morton A. Faller
   ---------------------
   Morton A. Faller
   11921 Rockville Pike
   Third Floor
   Rockville, MD 20852-2753
   (301) 231-0928

CO-PROPONENT:
Official Committee of Equity Security Holders of CRIIMI MAE Inc.

By:/s/ Michael F. Wurst
   ---------------------
    Name: Michael F. Wurst
    Title:  Co-Chairman

COVINGTON & BURLING

By:/s/ Michael St. Patrick Baxter
   ------------------------------
    Michael St. Patrick Baxter
    Dennis B. Auerbach
    1201 Pennsylvania Ave., NW
    Washington, D.C. 20044
    (202) 662-6000

Attorneys for the Official Committee
 of Equity Security Holders of CRIIMI MAE Inc.

                               Exhibit 1

                    AMENDED AND RESTATED TERMS OF CHAPTER 11
                         PLAN TREATMENT OF MERRILL LYNCH
                            MORTGAGE CAPITAL INC. AND
                       GERMAN AMERICAN CAPITAL CORPORATION

            CRIIMI MAE Inc. ("CMI") and Merrill Lynch Mortgage Capital Inc. and German American Capital Corporation ("MLMCI/GACC"), agree to the following terms and conditions to be included in a Second Amended Plan of Reorganization to be filed by CMI. This Term Sheet is subject to the filing of a plan of reorganization and disclosure statement consistent with the terms and conditions set forth herein and to agreement upon the form and substance of the New Secured Debt Documents, the MLMCI/GACC Trust Agreement and the CBO I/Nomura Trust Agreement (as such terms are hereinafter respectively defined). This Term Sheet is intended to amend and restate in its entirety the term sheet appended to the Amended Plan of Reorganization filed by CMI, CRIIMI MAE Management, Inc., CRIIMI MAE Holdings II, L.P. (together, the Debtors) on December 23, 1999 (the "Existing Term Sheet"), subject to reinstatement of the Existing Term Sheet in the event the Official Committee of Unsecured Creditors of CMI (the "Unsecured Creditors Committee") opposes, or fails to support (or be a co-proponent of) the Second Amended Plan (as hereinafter defined).

        Overview:                   Subject to the conditions outlined in this
                                    Term Sheet, MLMCI/GACC and CMI will jointly support an a Second Amended Plan of Reorganization filed by the Debtors, the Official Committee of Equity Security
                                    Holders of CMI (the "Equity Committee") or by the Debtors and/or the Equity Committee and/or the Unsecured Creditors Committee as co-proponents (the "Second Amended Plan"), providing for MLMCI/GACC to receive, in respect of the Class A3 (GACC) and Class A5
                                    (MLMCI) Claims (the "Claims"), (a) an
                                    up-front cash payment in reduction of the Claims on the effective date of the Second
                                    Amended Plan (the "Effective Date"), as
                                    described in the section of this Term Sheet captioned "Initial Paydown"; (b) treatment of the Claims as described in this Term
                                    Sheet; and (c) the receipt by MLMCI/GACC, on the Effective Date, of new secured debt of CMI (the "New Secured Debt") on the terms and conditions described in this Term Sheet.
                                    The Secured Notes and other documents that will evidence and secure the New Secured
                                    Debt are sometimes referred to in this Term
                                    Sheet, collectively, as the "New Secured
                                    Debt Documents."

        Initial Paydown:            $100 million in immediately available funds,
                                    payable to MLMCI and GACC on the Effective
                                    Date in reduction of the Claims, pari passu in proportion to the respective allowed amounts of such Claims, plus any accrued but unpaid interest owing to MLMCI/GACC
                                    (accruing at the contract non-default rate)
                                    (the "Initial Paydown"), plus any legal fees and expenses incurred by MLMCI and GACC in connection with drafting, negotiating and finalizing the New Secured Debt Documents not to exceed $500,000. [Assumes that GACC will have been paid in full on its non-CBO
                                    Claim at the specified allocated debt amount
                                    (accruing interest at the contract
                                    non-default rate).]

        Borrower:                   CMI or a subsidiary thereof reasonably
                                    acceptable to MLMCI/GACC. The New Secured
                                    Debt will be a full recourse obligation of CMI.

        Principal                   The original principal amount of the New
        Amount:                     Secured Debt will be equal to (a) the
                                    allowed secured Claims of MLMCI and GACC, which will be equal to the aggregate outstanding principal amount of the MLMCI and GACC debt, plus any accrued and unpaid interest thereon, as of the date immediately preceding the Effective Date, without offset or reduction for any reason (including, without limitation, post-petition interest), minus (b) $100 million, minus (c) any additional principal paydown paid on the Effective Date in accordance with the Second
                                    Amended Plan.

        Collateral:                 The New Secured Debt will be secured by
                                    first-priority liens and security interests in the assets listed on the attached
                                    Schedule A, which shall include the
                                    CCC-rated and unrated classes of "CBO II".
                                    The assets identified on Schedule A are
                                    sometimes referred to in this Term Sheet, collectively, as the "Collateral". The
                                    Collateral will be held in a "collateral trust" for the benefit of MLMCI/GACC, its successors and assigns, and the holders of Note A and Note B (as those terms are respectively defined in the Unsecured
                                    Creditors' Term Sheet) (the "Noteholders"), as their respective interests may appear
                                    (the "MLMCI/GACC Collateral Trust").
                                    MLMCI/GACC
                                    or their designee will be irrevocably
                                    appointed as trustee and collateral agent of the MLMCI/GACC Collateral Trust. MLMCI/GACC will hold a senior beneficial interest in the MLMCI/GACC Collateral Trust and the Noteholders will hold a subordinate beneficial interest in the MLMCI/GACC
                                    Collateral Trust which shall be consistent with the terms and conditions set forth herein and which shall afford the Noteholders the substantive benefits intended to be provided to the Noteholders by the "soft second lien" arrangement as set forth in the Unsecured Creditors Term Sheet.
                                    The respective rights and priorities of
                                    MLMCI/GACC, on the one hand, and the
                                    Noteholders, on the other hand, with respect to the Collateral will be set forth in the trust agreement establishing the MLMCI/GACC
                                    Collateral Trust (the "MLMCI/GACC Trust
                                    Agreement"). The Noteholders will not be entitled, without the prior written approval of MLMCI/GACC, (a) to foreclose or otherwise realize upon their subordinate beneficial interest in the Collateral, (b) to take any action for the specific purpose of delaying or interfering with the rights of MLMCI/GACC with respect to the Collateral, (c) to take any action adverse to MLMCI/GACC in a non-bankruptcy court enforcement proceeding with respect to the Collateral; provided, however, that nothing herein shall relieve
                                    MLMCI/GACC from acting in accordance with their obligations under the Plan, the MLMCI/GACC Trust Agreement and applicable laws. The Collateral will not be encumbered by or otherwise subject to liens or security interests in favor of any creditor other than MLMCI/GACC and the Noteholders (to the extent of their respective beneficial interests in the MLMCI/GACC Collateral
                                    Trust).

                                    In addition, the Second Amended Plan will provide for the assets listed on Schedule B (CBO I and Nomura Bonds) (collectively the "CBO I/Nomura Assets") to be held in a collateral trust for the benefit of the Noteholders and MLMCI/GACC, as their respective interests may appear (the "CBO I/Nomura Collateral Trust"). MLMCI/GACC or their designee will be irrevocably appointed as trustee and collateral agent of the CBO I/Nomura Collateral Trust, the Noteholders will hold a senior beneficial interest in the CBO I/Nomura Collateral Trust and MLMCI/GACC will hold a subordinate beneficial interest in the CBO I/Nomura Collateral Trust. The respective rights and priorities of the Noteholders, on the one hand, and MLMCI/GACC, on the other hand, with respect to the CBO I/Nomura Assets will be set forth in the trust agreement establishing the CBO I/Nomura Collateral Trust (the "CBO I/Nomura Trust Agreement") which shall be consistent with the terms and conditions set forth herein and which shall afford the Noteholders the substantive benefits intended to be provided to the Noteholders by the first priority lien arrangement set forth in the Unsecured Creditors Term Sheet. The CBO I/Nomura Trust Agreement will provide, in a manner acceptable to MLMCI/GACC, the Unsecured Creditors Committee, the Equity Committee, the Debtors and their respective counsel, that in the event MLMCI/GACC become entitled under the terms of the New Secured Debt Documents to foreclose upon, sell or otherwise realize upon the Collateral or any portion thereof upon the occurrence of the scheduled Maturity Date or any accelerated maturity following an Event of Default (as such term is defined in the New Secured Debt Documents), MLMCI and GACC will also be entitled to sell or transfer the Assets; provided, however, that any net sales price realized from the sale of the CBO I/Nomura Assets shall be remitted to the Noteholders until the allowed amount of their respective claims are paid in full and then will be paid to MLMCI/GACC until the New Secured Debt has been paid in full and then to CMI. If the Collateral is sold along with the CBO I/Nomura Assets (or any of them), there shall be a commercially reasonable allocation of the net proceeds of such sale. Any further transfer or pledge of the CBO I/Nomura Assets (or any interest therein) prior to the New Secured Debt having been paid in full will require the prior written consent of MLMCI/GACC.

        Maturity Date:              Business Day immediately preceding the
                                    fourth (4th) anniversary of the Effective
                                    Date.

        Facility Fee:               One and one-half percent (1 1/2%) of
                                    the original principal amount of the New
                                    Secured Debt, such Facility Fee to be paid on the Effective Date of the Second Amended
                                    Plan.

        Interest Rate:              30-day LIBOR, plus 325 basis points
                                    (3.25%), payable monthly in arrears. The New
                                    Secured Debt

                                    Documents will also contain customary
                                    "default rate", "late charge" and "LIBOR breakage" provisions.

        Scheduled                   In addition to interest on the New Secured
        Principal                   Debt at the floating rate specified in the
        Paydown:                    section of this Term Sheet captioned
                                    "Interest Rate" (the "Interest"), MLMCI/GACC will also be entitled to receive, concurrently with each monthly payment of interest required under the New Secured Debt
                                    Documents, a principal amortization payment in an amount sufficient, as of the date of such payment, to amortize the principal amount of the New Secured Debt then outstanding over the period commencing on the date of such payment and ending on the fifteenth anniversary of the Effective Date
                                    (the "Scheduled Principal Paydown"). The combined payment of Scheduled Principal
                                    Paydown and Interest required to be made on each monthly payment date under the New
                                    Secured Debt Documents is sometimes referred to in this Term Sheet as the "Required
                                    Payment."

        Cash                        A cash management account, in the name of
        Management                  CMI (the "Cash Management Account"), will be
        Account:                    established on the Effective Date at a bank
                                    mutually acceptable to MLMCI/GACC and CMI.
                                    Other than as set forth in this Section, all payments received by CMI after the Effective
                                    Date relating to any assets owned by CMI on the Effective Date ("Monthly Cash Flow") will be deposited directly into the Cash
                                    Management Account; provided, however, that the cash flow received directly or indirectly by CMI from the Miscellaneous
                                    Collateral as defined in the Unsecured
                                    Creditors Term Sheet (collectively referred to hereinafter as the "Miscellaneous
                                    Collateral") will be excluded from Monthly
                                    Cash Flow and will not be deposited into the Cash Management Account; and provided further, that the income, expenses and assets of CRIIMI MAE Services Limited
                                    Partnership ("CMSLP") shall be retained by CMSLP. All payments relating to the CMM
                                    1998-1 Bonds (CMO IV) shall, if so required by the secured creditor to whom such Bonds are pledged as collateral, be excluded from Monthly Cash Flow and will not be deposited into the Cash Management Account. Except as otherwise provided in the sections of this Term Sheet entitled "Payment Cap" and
                                    "Transition

                                    Events," CMI may pay from the Cash
                                    Management Account (i) all general operating and administrative expenses for CMI, including affiliates, to the extent such expenses do not exceed the total as set forth in an operating budget approved annually (or as otherwise modified with the consent of MLMCI/GACC) by MLMCI/GACC with respect to the fiscal year in question, such approval not to be unreasonably withheld (provided, however, that all income retained by CMSLP shall be applied toward payment of CMSLP expenses before any of such expenses are charged to the Cash Management Account, and provided further, that the New Secured Debt Documents will contain provisions acceptable to MLMCI/GACC prohibiting income and assets of CMI from being redirected to CMSLP); (ii) interest owing on Note A and current-pay interest owing on Note B, (iii) principal paydowns on Note A of $5 million on the date that is twenty-four (24) months after the Effective Date, $15 million on the date that is thirty-six (36) months after the Effective Date and $15 million on the date that is forty-eight (48) months after the Effective Date; (iv) cash dividends, not to exceed $4.1 million in the aggregate in any twelve-month period, on the Class F Preferred Stock and Class G Preferred Stock;
                                    (v) cash dividends on any Preferred Stock issued to satisfy REIT distribution requirements (the "PIK Dividend"), but only to the extent payment of such cash dividends is required in order to satisfy REIT distribution requirements; (vi) cash dividends owing to any new equity investor; and (vii) payments such as excise taxes necessary to maintain CMI's REIT status (collectively, the "Monthly Cash Payments"). The parties agree that in the event of an extension beyond the 4 year term of this Term Sheet or refinance of the New Secured Debt, the foregoing budget shall be modified to permit payment of loan extension fees, accrued unpaid interest and principal repayment to the Noteholders when due.

        Payment Cap:                The total amount of the Monthly Cash
                                    Payments during the first 24 months after the Effective Date will be limited to the extent necessary, as determined by
                                    MLMCI/GACC, in accordance with criteria or methodology to be agreed upon by CMI and MLMCI and set forth in the New Secured Debt
                                    Documents, to
                                    permit CMI to pay MLMCI/GACC from the Cash
                                    Management Account (x) an Accelerated
                                    Principal Paydown (as defined herein)
                                    equivalent to at least $25 million in the first 12 months after the Effective Date, and (y) a total Accelerated Principal
                                    Paydown of $50 million by the end of the twenty-fourth (24th) month after the
                                    Effective Date. The total amount of the
                                    Monthly Cash Payments during the 25th
                                    through 48th months after the Effective Date will be limited to the extent necessary to permit CMI to pay MLMCI/GACC from the CMI
                                    Collection Account and the Cash Management
                                    Account monthly principal amortization
                                    payments in amounts sufficient to amortize the remaining principal amount of the New
                                    Secured Debt on the schedule contemplated by the last paragraph of the section of this Term Sheet captioned "Transition Events".
                                    The limitations on Monthly Cash Payments set forth in this section are referred to hereinafter as the "Payment Cap".

        CMI Collection              A cash collateral account, in the name of
        Account:                    CMI but under the dominion and control of
                                    MLMCI/GACC (the "CMI Collection Account"), will be established on the Effective Date at a bank mutually acceptable to CMI and MLMCI/GACC. All cash flow received in respect of the Collateral (including, without limitation, principal and interest payments on the CMBS assets included in the Collateral) will be deposited by the party receiving such cash flow into the CMI
                                    Collection Account. Pursuant to the Second
                                    Amended Plan, MLMCI/GACC will be granted a perfected first priority security interest and the Noteholders will be granted a "soft second" security interest in the CMI
                                    Collection Account through an arrangement consistent with the MLMCI/GACC collateral trust. MLMCI/GAAC shall be paid the Required
                                    Payment from the CMI Collection Account. In the event the funds available in the Cash
                                    Management Account
                                    are insufficient to enable CMI to make all Monthly Cash Payments permitted or required to be made by CMI in respect of any month, subject to the Payment Cap, and to maintain a minimum balance in the Cash Management
                                    Account as provided in the section of this Term Sheet labeled "Cash Sweep", MLMCI/GACC will cause funds in the amount of the shortfall to be transferred from the CMI
                                    Collection Account to the Cash Management
                                    Account. CMI will earn interest on all
                                    monies deposited into the CMI Collection
                                    Account.

                                    Notwithstanding anything appearing to the contrary in this Term Sheet, (i) only those funds, if any, remaining in the CMI Collection Account after payment of the Required Payment due on the monthly payment date occurring at the end of the related collection period will be transferred from the CMI Collection Account to the Cash Management Account; (ii) no cash dividends will be paid on any Preferred or Common Stock at any time when the funds available in the CMI Collection Account (taking account of any funds transferred from the Cash Management Account to the CMI Collection Account in accordance with clause
                                    (iii) below) are insufficient to pay
                                    MLMCI/GACC the Required Payment next
                                    becoming due; (iii) if the amount of funds available in the CMI Collection Account on the monthly payment date at the end of the related collection period is less than the amount of the Required Payment due on such monthly payment date, funds in the amount of the shortfall which would otherwise have been available to pay cash dividends to Preferred Stockholders or any new equity investor will be transferred from the Cash Management Account to the CMI Collection Account and applied toward such Required Payment; and (iv) nothing in this section or elsewhere in this Term Sheet shall be interpreted to limit CMI's obligation to pay any Required Payment on the date when due, to subordinate MLMCI/GACC's right to receive any Required Payment to any other CMI creditor's right to receive any payment owing to such creditor, or to limit CMI's right or ability to transfer additional funds from the Cash Management Account, if necessary, to pay the Required Payment.

        Cash Sweep:                 After the Effective Date of the Second
                                    Amended Plan, MLMCI/GACC may begin making cash sweeps of the Cash Management Account and the CMI Collection Account on the last day of each calendar month (the "Cash
                                    Sweep"); provided, however, that so long as no Event of Default under the New Secured
                                    Debt Documents shall have occurred and be continuing, the Cash Sweep shall not reduce the amount remaining in the Cash Management
                                    Account below
                                    the sum of (a) $7.5 million plus (b) the amount jointly determined by CMI and MLMCI/GACC in the exercise of their good faith business judgment to be the amount by which (i) the Monthly Cash Payments to be made by CMI over the next succeeding month, subject to the Payment Cap, will exceed (ii) the funds that will be deposited in the Cash
                                    Management Account over the same month, plus
                                    (c) amounts necessary (on an accrual basis) to pay quarterly and semi-annual debt service obligations of the Debtors to the Noteholders. The net proceeds of the Cash
                                    Sweep shall be paid to MLMCI/GACC and
                                    applied to reduce the principal amount of the New Secured Debt (the "Accelerated
                                    Principal Paydown").

                                    Subject to the provisions set forth in the section of this Term Sheet captioned "Transition Events", when MLMCI/GACC have received a paydown of the original principal amount of the New Secured Debt totaling $150 million (including the $100 million initial principal paydown and any other principal paydowns referred to in the section of this Term Sheet captioned "Principal Amount") (the "Required Principal Paydown"), the Cash Sweep will terminate and all monies in the CMI Collection Account will be paid to CMI on a monthly basis, but only if and to the extent that MLMCI/GACC have received the full Revised Payment (and the full Required Payment) for the month in question.

        Transition Events:          If MLMCI/GACC have not been paid the
                                    Required Principal Paydown prior to the end of the twenty-fourth (24th) month after the Effective Date, then, notwithstanding anything appearing to the contrary in the section of this Term Sheet captioned "Cash
                                    Management Account", CMI may not pay any Preferred or Common Stock cash dividends
                                    (other than to a new equity investor, to the extent of the lesser of 12% per annum and $5 million, or the PIK Dividend, but only if and to the extent payment of the PIK
                                    Dividend is required in order to maintain
                                    CMI's REIT status, in each case subject to the Payment Cap), until MLMCI/GACC have received the Required Principal Paydown.

                                    If at any time realized losses on the
                                    Collateral (including losses by reason of appraisal reduction, as such term is defined in the underlying pooling and servicing agreement or trust indenture with respect to the affected CMBS asset or, if no such definition is provided, as such term is defined in the New Secured Debt Documents) exceed a loss threshold (consistent with loan loss information and projections reviewed and approved by MLMCI/GACC) to be specified in the New Secured Debt Documents (the "Loss Threshold Amount"), then, notwithstanding anything appearing to the contrary in the section of this Term Sheet captioned "Cash Management Account",

                                              (x) CMI may not pay any
                                          Preferred or Common Stock cash
                                          dividends otherwise permitted
                                          under "Cash Management Account"
                                          to be paid by CMI (other than
                                          the PIK Dividend, but only if
                                          and to the extent payment of the
                                          PIK Dividend is required in
                                          order to maintain CMI's REIT
                                          status, subject to the Payment
                                          Cap), and

                                               (y) Until such time as
                                          MLMCI/GACC have received the
                                          Required Principal Paydown, CMI
                                          will be required to pay to
                                          MLMCI/GACC, in addition to any
                                          other payments required under
                                          this Term Sheet, all net cash
                                          flow received from assets
                                          acquired by CMI after the
                                          Effective Date,

                                    until (i) realized losses (including losses by reason of appraisal reduction) no longer exceed the Loss Threshold Amount, or (ii) MLMCI/GACC have been paid from extrinsic sources (i.e., from outside equity investment or from funds CMI would otherwise be entitled under the New Secured Debt Documents to dividend or distribute to its equity securityholders, but not from the income from the Collateral or other operating cash flow of CMI, except to the extent that CMI would otherwise be entitled to dividend or distribute such income or cash flow to its equity securityholders) cash in the amount by which realized losses (including losses by reason of appraisal reduction, defined as aforesaid) exceed the Loss Threshold Amount.

                                    In the event the payment of cash dividends on the Preferred and/or Common Stock is suspended in accordance with the provisions of either of the two preceding paragraphs, the applicable Payment Cap will be deemed to have been reduced by the amount of such cash dividends CMI would otherwise have been entitled to pay until MLMCI/GACC have received the payment provided for in those paragraphs.

                                    If on any monthly payment date MLMCI/GACC do not receive a payment at least equivalent to the Required Payment due on such monthly payment date, an Event of Default will occur under the New Secured Debt Documents, in which case MLMCI/GACC, in addition to any other contractual, legal and equitable remedies they are entitled to exercise, will be entitled, at their option, to resume or continue (as applicable) the Cash Sweep (provided, however, that the exercise by MLMCI/GACC of their right to resume or continue the Cash Sweep shall not constitute a waiver or cure of the Event of Default).

                                    After MLMCI/GACC have been paid the Required
                                    Principal Paydown, MLMCI/GACC shall be paid, on each monthly payment date during the remainder of the New Secured Debt term, (i) Interest at the applicable rate required under the New Secured Debt Documents, plus
                                    (ii) a principal amortization payment in an amount sufficient, as of the date of such payment, to amortize the principal amount of the New Secured Debt then outstanding over the period commencing on the date of such payment and ending on the thirteenth (13th) anniversary of the Effective Date (the interest payment specified in clause (i) and the principal payment described in clause
                                    (ii) being referred to hereinafter,
                                    collectively, as the "Revised Payment"), and if at any time MLMCI/GACC do not receive the Revised Payment, the Cash Sweep will resume until MLMCI/GACC have received payments aggregating the same amounts that would have been paid if all Revised Payments had been made in accordance with this Term Sheet. Resumption of the Cash Sweep by MLMCI/GACC upon their failure to receive the Revised Payment will be in addition to, and not in lieu of, the exercise by MLMCI/GACC of any other contractual, legal or equitable remedies in the event any Required Payment is not received when due.

        Loan Extension:             If CMI has not paid MLMCI/GACC the entire
                                    amount of the New Secured Debt (i) within 24 months of the Effective Date, CMI shall pay
                                    MLMCI/GACC an Extension Fee equivalent to 1.5% of the remaining principal balance of the New Secured Debt at the end of the 24th month after the Effective Date; (ii) within 30 months of the Effective Date, CMI shall pay MLMCI/GACC an Extension Fee equivalent to 1.5% of the remaining principal balance of the New Secured Debt at the end of the 30th month after the Effective Date; (iii) within 36 months of the Effective Date, CMI shall pay MLMCI/GACC an Extension Fee equivalent to 1.5% of the principal balance of the New Secured Debt remaining at the end of the 36th month after the Effective Date;
                                    and (iv) within 42 months of the Effective
                                    Date, CMI shall pay MLMCI/GACC an Extension
                                    Fee equivalent to 1.5% of the remaining
                                    principal balance of the New Secured Debt at the end of the 42nd month after the Effective Date. Failure to pay any Extension
                                    Fee on the date when due will constitute an Event of Default under the New Secured Debt
                                    Documents.

        Equity Investment:          Notwithstanding the provisions of this
                                    paragraph, CMI shall be entitled to pay to the Noteholders the first $10 million of any net equity investment that it receives, irrespective of whether such equity investment is received prior to or after the Effective Date. Subject to the provisions of this paragraph, CMI shall be entitled to utilize the proceeds of any equity investments (including proceeds of sale of assets purchased with proceeds of equity investments) without restriction. If, however, there are realized losses on the Collateral (including losses resulting from appraisal reductions, as described in the second paragraph of the section of this Term
                                    Sheet captioned "Transition Events") in
                                    excess of the Loss Threshold Amount and
                                    MLMCI/GAAC are not otherwise compensated for such losses in the manner specified in the section of this Term Sheet captioned
                                    "Transition Events", after paying the
                                    aforementioned $10 million to the
                                    Noteholders CMI shall pay (i) 50% of the proceeds it subsequently receives from any equity investment of less than $50 million
                                    (including proceeds of sale of assets
                                    purchased with the proceeds of such equity investment) to reduce indebtedness and (ii)
                                    75% of the portion of any aggregate equity investment it subsequently receives that exceeds $50 million (including proceeds of sale of assets purchased with the proceeds of such equity investment) to reduce indebtedness. In addition, if after paying the aforementioned $10 million to the Noteholders CMI elects or is obligated to use any portion of the proceeds of an equity investment (or any portion of the proceeds of sale of assets purchased with the proceeds of such equity investment) to reduce the principal amount of any indebtedness, then the portion of the proceeds of such equity investment that is used to reduce indebtedness shall be allocated in accordance with the
                                    Indebtedness Ratio(1)(provided, however, that in the case of a post Effective Date equity investment MLMCI/GACC shall receive the first $5 million after the $10 million paid to the Noteholders); and further provided, however, that CMI may use the first $27 million of proceeds of any equity investment received prior to the Effective
                                    Date to reduce its indebtedness to any
                                    creditor without the restrictions set forth in this Equity Investment paragraph pay to the Noteholders (but subject, nevertheless, to the restriction set forth in the section of this Term Sheet captioned "Noteholder
                                    Paydown"). The amounts paid to MLMCI/GACC and the Noteholders shall be applied to reduce the amount of outstanding principal of and accrued interest on their respective indebtednesses.

        Paydown: Notwithstanding any other provision of this Term Sheet permitting or authorizing CMI to utilize certain funds to reduce the amount of principal indebtedness owing to the Noteholders, and in addition to any other provision of this Term Sheet restricting payments to the Noteholders, the New Secured Debt Documents will require that, at such time as the outstanding principal indebtedness owing to the Noteholders on

--------
1 As used in this section, and in the section of this Term Sheet captioned "Noteholder Paydown", the term "Indebtedness Ratio" means the ratio of (a) the outstanding principal balance of the New Secured Debt, determined as of the Effective Date, to (b) the outstanding aggregate principal balance of Note A and Note B, also determined as of the Effective Date.

                                    Note A and Note B (excluding that portion of the principal amount of Note B representing capitalized interest) has been reduced (from whatever source of funds, including, by way of example only and not by way of limitation, proceeds of equity investments, proceeds of asset sales and cash flow from operations) to or below $100 million, any funds which CMI would otherwise have been permitted or authorized to use to reduce the amount of principal indebtedness owing to the Noteholders, and which CMI in fact uses to reduce indebtedness, will be allocated according to the Indebtedness Ratio; provided, however, that the foregoing requirement shall not apply to payments to the Noteholders expressly provided by the Unsecured Creditors Term Sheet and with respect to which the Debtor does not have discretion.

        Board: A majority of the Board of Directors of CMI, as of the Effective Date, shall be newly-appointed independent directors approved by MLMCI/GACC and the Official Committee of Equity Security Holders if Class A21 votes, or is deemed to have voted, in favor of the Second Amended Plan and the Unsecured Creditors Committee if Classes A9 and A10 vote in favor of the Second Amended Plan (MLMCI/GACC and the Committee(s) having approval rights as aforesaid being referred to hereinafter as the "Approval Parties"); provided, however, that the Approval Parties' approval will not be required with respect to those (and only those) directors, if any, of the aforesaid majority who are appointed by a new equity investor approved by MLMCI/GACC.

        Optional                    Prior to the Maturity Date, CMI may prepay
        Redemption:                 the New Secured Debt in whole or in part,
                                    without any penalty or premium, except for payment of actual costs, if any of breaking any LIBOR contracts.

        Miscellaneous:              The New Secured Debt Documents will not
                                    contain any mark to market provisions other than as set forth in this Term Sheet.

                                    CMI will be required under the New Secured
                                    Debt Documents to deliver to MLMCI/GACC all publicly filed financial information when and to the extent same is available to the general public. In addition to such public financial information, CMI will also be required to provide financial information including monthly reconciliation of balances, principal and interest with respect to each CMBS asset included in the Collateral, any servicing, remittance and delinquency reports (in a format reasonably acceptable to CMI), and such other information as MLMCI/GACC may reasonably require. MLMCI/GACC agrees to keep any non-public information confidential.

                                    CMI and MLMCI/GAAC will cooperate in good faith to develop a fair and reasonable hedging program.

                                    The New Secured Debt Documents will require
                                    CMI to submit annual operating budgets, in form and level of detail reasonably acceptable to MLMCI/GACC, to MLMCI/GACC for review and approval.

                                    The New Secured Debt Documents will provide for events of default (including grace or cure periods, where appropriate) customary for transactions of this type. The New Secured Debt Documents will entitle MLMCI/GACC, upon the occurrence of such an event of default, to exercise rights and remedies (including, without limitation, rights and remedies with respect to realization upon the Collateral) consistent with the provisions of this Term Sheet and otherwise satisfactory to MLMCI/GACC. In the event the Collateral is "sold" to MLMCI/GACC or any affiliates of MLMCI/GACC (the "Deemed Sale"), the Noteholders shall receive the value of the Collateral as determined in a commercially reasonable manner less the amount owed to MLMCI/GACC secured by such assets and the costs of sale (up to the total amount owed to the Noteholder); provided, however, that if MLMCI/GACC agrees to sell the Collateral to a third party within 30 days of a Deemed Sale then MLMCI/GACC shall pay to the Noteholders any net "profit" received on the resale (up to the total amount owed to the Noteholders). The Noteholders shall also be paid the value of the CBO I/Nomura Assets, as determined in a commercially reasonable manner, in the event of any Deemed Sale of the CBO I/Nomura Assets. Receipt of any monies paid in accordance with this paragraph shall not be deemed a waiver of the right of the Noteholders or CMI to contest any sale; provided, however, that no such action will occur until after the Deemed Sale has occurred. The Collateral Trust documents will confirm that MLMCI/GACC will not be held to a fiduciary standard, irrespective of the legal capacity in which MLMCI/GACC or any of its agents are acting.

                                    The New Secured Debt Documents will contain provisions intended to ensure that MLMCI/GACC will obtain the substantive benefits of this Term Sheet by prohibiting technical circumvention of the requirement that certain cash flow and payments be deposited in the Cash Management Account or the CMI Collection Account (for example, by selling an asset owned by CMI on the Effective Date and using the proceeds to purchase a new asset the cash flow from which would not otherwise be required to be deposited into the Cash Management Account), and the requirement that proceeds of equity investments be applied in the prescribed manner (for example, by using the proceeds of an equity investment to purchase a new asset, reselling such asset and applying the proceeds of such resale in a manner that the proceeds of the equity investment itself could not have been applied).

                                    The scheduled maturity of Note A will not be earlier than the fifth (5th) anniversary of the Effective Date, and the scheduled maturity of Note B will not be earlier than the sixth (6th) anniversary of the Effective Date. The New Secured Debt Documents will require CMI to obtain the approval of MLMCI/GACC of any modification of such notes that would change the scheduled maturity thereof to any earlier date. Not more than $105 million of the aggregate principal amount of Note A and Note B will be allocated to Note A. The Noteholders' exclusive remedies for any failure to pay scheduled Note A amortization will be either
                                    (i) to sell some or all of the Miscellaneous
                                    Collateral or (ii) to increase the per annum interest rate on the delinquent Note A amortization installment(s) by 200 basis points.

                                    The New Secured Debt will be structured as a "repurchase agreement" consistent with the provisions of this Term Sheet between CMI, as seller, and MLMCI/GACC, as purchaser, with respect to the CMBS that would otherwise constitute Collateral, unless counsel for CMI and counsel for MLMCI/GACC, acting reasonably and in good faith, collectively determine that such structure would materially and adversely affect CMI's REIT status or have material and adverse consequences for CMI under the Investment Company Act of 1940, as amended.

                                    The MLMCI/GACC indebtedness shall be allowed pursuant to the Second Amended Plan based upon the contract (non-default) rate of interest.

                                    Nothing contained in this Term Sheet that restricts CMI's ability to make a payment shall be deemed to excuse the borrower from any obligations to the Noteholders. The provisions of this Term Sheet are conditioned upon the third party valuation provisions being deleted from the Unsecured Creditors Term Sheet.

                                    Pursuant to the Second Amended Plan, the
                                    Debtors and MLMCI/GACC will exchange mutual releases in customary form on the Effective Date.

                                    This Term Sheet does not constitute a vote or agreement to vote for the Second Amended Plan, and no such vote or agreement to vote has been solicited by CMI or anyone acting on its behalf. MLMCI/GAAC's acceptance or rejection of the Second Amended Plan is conditioned upon their review and approval of all aspects of the Unsecured Creditors' Term Sheet and the Second Amended Plan and Disclosure Statement. The Effective Date of the Second Amended Plan must occur no later than July 1, 2000.

CRIIMI MAE Inc.


By:  /s/ David B. Iannarone
   ---------------------------------

German American Capital Corporation


By:
   ---------------------------------

By:
   ---------------------------------


Merrill Lynch Mortgage Capital Inc.


By:
   ---------------------------------

                                    This Term Sheet does not constitute a vote or agreement to vote for the Second Amended Plan, and no such vote or agreement to vote has been solicited by CMI or anyone acting on its behalf. MLMCI/GAAC's acceptance or rejection of the Second Amended Plan is conditioned upon their review and approval of all aspects of the Unsecured Creditors' Term Sheet and the Second Amended Plan and Disclosure Statement. The Effective Date of the Second Amended Plan must occur no later than July 1, 2000.

CRIIMI MAE Inc.


By:
   ---------------------------------

German American Capital Corporation


By:
   ---------------------------------

By:
   ---------------------------------


Merrill Lynch Mortgage Capital Inc.


By: /s/ Bruce L. Ackerman
   ---------------------------------

                                    This Term Sheet does not constitute a vote or agreement to vote for the Second Amended Plan, and no such vote or agreement to vote has been solicited by CMI or anyone acting on its behalf. MLMCI/GAAC's acceptance or rejection of the Second Amended Plan is conditioned upon their review and approval of all aspects of the Unsecured Creditors' Term Sheet and the Second Amended Plan and Disclosure Statement. The Effective Date of the Second Amended Plan must occur no later than July 1, 2000.

CRIIMI MAE Inc.


By:
   ---------------------------------

German American Capital Corporation


By:
   ---------------------------------

By: /s/ Eric Schwartz
   ---------------------------------


Merrill Lynch Mortgage Capital Inc.


By:
   ---------------------------------

                                    This Term Sheet does not constitute a vote or agreement to vote for the Second Amended Plan, and no such vote or agreement to vote has been solicited by CMI or anyone acting on its behalf. MLMCI/GAAC's acceptance or rejection of the Second Amended Plan is conditioned upon their review and approval of all aspects of the Unsecured Creditors' Term Sheet and the Second Amended Plan and Disclosure Statement. The Effective Date of the Second Amended Plan must occur no later than July 1, 2000.

CRIIMI MAE Inc.


By:
   ---------------------------------

German American Capital Corporation


By: /s/ Jon A. Vaccarro
   ---------------------------------
    Jon A. Vaccarro

By:
   ---------------------------------


Merrill Lynch Mortgage Capital Inc.


By:
   ---------------------------------

                                   EXHIBIT 2

                               COLLATERAL SCHEDULE

The Series A Notes and Series B Notes will be secured by the following to the extent provided in the Term Sheet:

I. MISCELLANEOUS COLLATERAL

      The Miscellaneous Collateral, as defined in the Term Sheet, and the liens on such collateral, shall be as follows:

      A. Insured Mortgage Collateral. A valid and perfected first priority collateral assignment of all right, title and interest of CMI, through its three wholly-owned subsidiaries referenced below, in and to the Insured Mortgage Proceeds which consist of the CMO-I Excess Payments, CMO-II Excess Payments and CMO-III Excess Payments (in each case as defined below) and, as to CMO-I only, together with a valid and perfected first priority pledge of the certificate(s) representing the Interest Strip, as defined in the related Participation Agreement.

            "CMO-I EXCESS PAYMENTS" means (a) payments of excess interest and prepayment penalties, including, without limitation, all Excess Amounts, as defined in the related Participation Agreement and (b) distributions of any of the assets constituting the Trust Estate, including, without limitation, any Whole Loan PCs, Non-Interest Strip PCs (in each case, pledged to the trust and remaining after discharge of the trust or release of the pledge thereon) and any proceeds therefrom (remaining after discharge of the trust or release of the pledge thereon) that, with respect to each of the foregoing payments and distributions, CMI receives directly or from CRIIMI MAE Financial Corp., a wholly-owned subsidiary, by virtue of and attributable to the FHA insured mortgage loans and GNMA mortgage-backed securities that are pledged, as of the date of the Plan, by CRIIMI MAE Financial Corp. to secure CRIIMI MAE Financial Corporation's 7% Collateralized Mortgage Obligations.

            "CMO-II EXCESS PAYMENTS" means (a) payments of excess interest and prepayment penalties, including, without limitation, payments of any Funding Surplus, as defined in the Funding Note Purchase and Security Agreement, and payments of any excess funds from the Collection Account on any Prepayment Date, and (b) distributions on account of the Collateral, including, without limitation, the Pledged Securities, pledged to Freddie Mac (in each case, remaining after discharge of such pledge) and any proceeds therefrom (remaining after discharge of such pledge) that, with respect to each of the foregoing payments and distributions, CMI receives directly or from CRIIMI MAE Financial Corporation II, a wholly-owned subsidiary, by virtue of and attributable to the


                                  Schedule I

            Freddie Mac Giant GNMA-backed securities that are pledged, as of the date of the Plan, by CRIIMI MAE Financial Corporation II, to secure Freddie Mac's Structured Pass-Through Securities (Guaranteed), Series C007.

            "CMO-III EXCESS PAYMENTS" means (a) payments of excess interest and prepayment penalties, including, without limitation, payments of any Funding Surplus and Excess Funds, as defined in the Funding Note Issuance and Security Agreement, and payments of any excess funds from the Collection Account on any Prepayment Date, and (b) distributions on account of the Collateral, including, without limitation, the Pledged Securities, pledged to Fannie Mae (in each case, remaining after discharge of such pledge) and any proceeds therefrom (remaining after discharge of such pledge) that, with respect to each of the foregoing payments and distributions, CMI receives directly or from CRIIMI MAE Financial Corporation III, a wholly-owned subsidiary, by virtue of and attributable to certain GNMA mortgage-backed securities that are pledged, as of the date of the Plan, by CRIIMI MAE Financial Corporation III, to secure Fannie Mae's Guaranteed Grantor Trust Pass-Through Certificates issued by Fannie Mae Grantor Trust 1995-T5.

      B. Aim Fund Collateral. A valid and perfected first priority collateral assignment of all right, title and interest of CMI, through CRIIMI, Inc. and any affiliates of CRIIMI, Inc. receiving any Aim Fund Proceeds, and of CMI and CMM, through CRI-Aim Investment L.P., in and to the Aim Fund Proceeds (as defined below), together with a valid and perfected first priority pledge of CMI's and CMM's partnership interests in CRI-Aim Investment L.P. and, if permitted under the Aim Acquisition L.P. Partnership Agreement, CRI-Aim Investment L.P.'s partnership interest in Aim Acquisition L.P.

            "AIM FUND PROCEEDS" means all proceeds (including, without limitation, payments, distributions, fees, compensation, reimbursements and the like) received by CMI from CRIIMI, Inc., a wholly-owned subsidiary of CMI, or affiliates of CRIIMI, Inc. receiving any Aim Fund Proceeds, by virtue of and attributable to the partnership interests held by CRIIMI, Inc. in the four publicly traded AIM Fund Partnerships, (i) American Insured Mortgage Investors Partnership, (ii) American Insured Mortgage Investors - Series 85, L.P., (iii) American Insured Mortgage Investors L.P. - Series 86, and (iv) American Insurance Mortgage Investors L.P. - Series 88, and all proceeds received by CMI and CMM from CRI-AIM Investment L.P. by virtue of or attributable to their ownership interests in CRI-AIM Investment L.P., which holds a partnership interest in AIM Acquisition, L.P., the advisor to the Aim Fund Partnerships.

      C. Mezzanine Notes. A valid and perfected first priority assignment of all right, title and interest of CMI and CM Mallers Building, Inc., respectively, in and to the Mezzanine Notes (as defined below) and a valid and perfected first priority collateral assignment of the partnership interests and related collateral (including any guarantees) securing such Mezzanine Notes.

            "MEZZANINE NOTES" means those six notes identified below evidencing six loans secured by certain partnership interests made to various borrowers by CMI and CM Mallers Building, Inc.


            1.  Lender-                 CRIIMI MAE Inc.
                Borrower-               Jemal's CM Limited Partnrship
                Original Principal
                Amount-                 $2,260,000.00
                Date-                   June 29, 1998

            2.  Lender-                 CRIIMI MAE Inc.
                Borrower-               MBSCO Limited Partnership
                Original Principal
                Amount-                 $500,000.00
                Date-                   September 16, 1998

            3.  Lender-                 CRIIMI MAE Inc.
                Borrower-               MDR Shoppes Limited Partnership
                Original Principal
                Amount-                 $955,000.00
                Date-                   April 6, 1998

            4.  Lender-                 CM Mallers Building, Inc.
                Borrower-               The Jewelry Center Limited
                Original Principal      Partnership
                Amount-                 $2,070,000.00
                Date-                   February 20, 1998

            5.  Lender-                 CRIIMI MAE Inc.
                Borrower-               Mission Falls Corporation
                Original Principal
                Amount-                 $600,000.00
                Date-                   September 14, 1998

            6.  Lender-                 CRIIMI MAE Inc.
                Borrower-               MDR Plaza Limited Partnership
                Original Principal
                Amount-                 $700,000.00
                Date-                   September 29, 1997

      D. Brick Church Property. A valid and perfected first priority collateral assignment of any (a) net cash flow (after debt service and operating expenses) attributable to the Brick Church Property (defined below) and (b) net proceeds from the sale or other disposition of the Brick Church Property received, in each case, by CMI, through CRIIMI MAE Brick Church, Inc.

            "BRICK CHURCH PROPERTY" means the Holiday Inn Express hotel located in Nashville, Tennessee owned by CMI's wholly-owned subsidiary CRIIMI MAE Brick Church, Inc.

II. CBO-I BONDS AND NOMURA BOND

      The lien on the CBO-1 Bonds and the Nomura Bond shall be as set forth below, and pursuant to and consistent with an intercreditor agreement, participation agreement, collateral trust or similar arrangement (for all purposes of this Term Sheet, referred to as an "Intercreditor Arrangement") which effectuates the specific terms and conditions set forth on the Term Sheet and which is acceptable to CMI, Merrill/GACC and the Unsecured Committee and as more specifically set forth in and subject to the terms of the Plan.

      A. CBO-1 Bonds. Subject to the terms of an Intercreditor Arrangement as referenced above, a valid and perfected first priority lien on the CBO-1 Bonds (as defined below) securing the payment to holders of Series A Notes or Series B Notes, as appropriate, of any net proceeds received by CMI, through CRIIMI MAE QRS 1, Inc., upon any sale of the CBO-1 Bonds, subject to II.C. and II.D. below.

            "CBO-1 BONDS" means the following bonds and owner trust certificates owned by the Company; CMM 1996-C1, Classes F, P, R and XS.

            Subject to change in connection with the affiliate reorganization referenced in II.D. below, the Series A Notes or Series B Notes, as appropriate, shall also be secured by (a) a valid and perfected first priority pledge by CMI of the capital stock in CRIIMI MAE QRS-1, Inc.; provided, however, that such stock pledge may not be realized on in any manner that would cause CRIIMI MAE QRS-1, Inc. to cease to be a qualified REIT subsidiary, and (b) a valid and perfected first priority security interest in proceeds received by CMI through CRIIMI MAE QRS-1, Inc. attributable to the CBO-1 Bonds; provided however that such stock pledge and security interest in proceeds shall be subject to (y) all rights of Merrill and GACC, as set forth in the term sheet among CMI, Merrill and GACC, and (z) the terms and conditions of an Intercreditor Arrangement among CMI, Merrill, GACC and the Unsecured Committee, relating to, among other matters, the CBO-1 Bonds and proceeds attributable thereto.

      B. Nomura Bond. Subject to the terms of an Intercreditor Arrangement as referenced above, a valid and perfected first priority lien on the Nomura Bond securing the payment to holders of Series A Notes or Series B Notes, as appropriate, of any net proceeds received by CMI upon the sale of the Nomura Bond, subject to II.C. below.

      C. Termination of Intercreditor Arrangement. If and when (a) Merrill/GACC have been repaid their debt in full or such debt is otherwise satisfied (provided, however, the Intercreditor Arrangements referenced above shall continue if the Merrill/GACC debt is refinanced until the refinance lender's debt is fully satisfied), or (b) Merrill/GACC sells, takes for its own account or otherwise disposes of the CBO-2 Bonds and are not acting to sell the CBO-1 Bonds and Nomura Bond, then the Intercreditor Arrangements referenced above shall terminate and the liens on the CBO-1 Bonds and Nomura Bond shall become valid and perfected first priority liens on the CBO-1 Bonds and the Nomura Bond securing the indebtedness evidenced by the Series A Notes or Series B Notes, as appropriate, subject to and in accordance with the terms of the Term Sheet and the Plan, and further, subject to II.D. below.

      D. Affiliate Reorganization. The first priority lien on the CBO-1 Bonds referenced in both II.A and II.C. above shall be structured so as to be direct or, if necessary in connection with an affiliate reorganization referenced in the Plan, indirect (with such indirect structure to be reasonably acceptable to the Unsecured Committee), which affiliate reorganization shall be reasonably acceptable to CMI, Merrill/GACC and the Unsecured Committee.

III. CBO-2 BONDS

      The lien on the CBO-2 Bonds shall be as set forth below and as more specifically set forth in the Term Sheet and the Plan, and shall be subject to terms and conditions acceptable to CMI, Merrill/GACC and the Unsecured Committee, which terms and conditions shall include those to be set forth in an Intercreditor Arrangement acceptable to such parties, such that (i) the liens shall constitute "direct or indirect soft second liens" and (ii) in the event that the Merrill and GACC claims are documented as repurchase agreements pursuant to the Plan, the holders of Series A Notes or Series B Notes, as appropriate, shall receive the full difference between the value of the CBO-2 Bonds (as determined by a third party valuation) and the outstanding amount of the debt owed by CMI to Merrill/GACC under the Plan.

            CBO-2 Bonds. A valid and perfected soft second priority lien on the CBO-2 Bonds (as defined below), which lien shall be structured so as to be direct or, if necessary in connection with an affiliate reorganization referenced in the Plan, indirect (with such structure to be reasonably acceptable to the Unsecured Committee), which affiliate reorganization shall be reasonably acceptable to CMI, Merrill/GACC and the Unsecured Committee.

            "CBO-2 BONDS" means the bonds and owner trust certificates owned by the Company referenced on Schedule A hereto.

      Subject to change in connection with the affiliate reorganization referenced above, the Series A Notes or Series B Notes, as appropriate, shall also be secured by (a) to the extent permitted by Citicorp, a valid and perfected first priority pledge by CMI of the capital stock in CRIIMI MAE CMBS Corp.; provided, however, that such stock pledge may not be realized on in any manner that would cause CRIIMI MAE CMBS Corp. to cease to be a qualified REIT subsidiary, and (b) a valid and perfected security interest in proceeds received by CMI through CRIIMI MAE CMBS Corp. attributable to the CBO-2 Bonds; provided however that such stock pledge and security interest in proceeds shall be subject to (x) all rights of Merrill and GACC, as set forth in the term sheet among CMI, Merrill and GACC, (y) the terms and conditions of an Intercreditor

Arrangement, among CMI, Merrill, GACC and the Unsecured Committee, relating to, among other matters, the CBO-2 Bonds and proceeds attributable thereto, and (z) the terms and conditions of any Intercreditor Arrangement among CMI, Citicorp and the Unsecured Committee.

IV. CMO-IV BONDS AND CMO-IV ADDITIONAL COLLATERAL

      CMO-IV Bonds. If permitted by Citicorp, a valid and perfected soft second priority lien on the CMO-IV Bonds and the CMO-IV Additional Collateral (in each case as defined below), which lien shall be structured so as to be direct or, if necessary in connection with an affiliate reorganization referenced in the Plan, indirect (with such structure to be reasonably acceptable to the Unsecured Committee), which affiliate reorganization shall be reasonably acceptable to CMI, Merrill/GACC and the Unsecured Committee.

            1. "CMO-IV BONDS" means the following bonds owned by the Company:
      CMM 1998-1, Classes X/IO, F, G, H and J.

            2. "CMO-IV ADDITIONAL COLLATERAL" means the following bonds and owner trust certificates owned by the Company: CMM 1998-1, Classes K, P, XS and R.

      Subject to change in connection with the affiliate reorganization referenced above, the Series A Notes or Series B Notes, as appropriate, shall also be secured by, to the extent permitted by Citicorp, (a) a valid and perfected first priority pledge by CMI of the capital stock in CRIIMI MAE CMBS Corp.; provided, however, that such stock pledge may not be realized on in any manner that would cause CRIIMI MAE CMBS Corp. to cease to be a qualified REIT subsidiary, and (b) a valid and perfected security interest in proceeds received by CMI through CRIIMI MAE CMBS Corp. attributable to the CMO-IV Bonds and CMO-IV Additional Collateral; provided however, that such stock pledge and security interest in proceeds shall be subject to the terms and conditions of any Intercreditor Arrangement among CMI, Citicorp and the Unsecured Committee, relating to, among other matters, the CMO-IV Bonds, CMO-IV Additional Collateral and proceeds attributable to both.

      CMI and the Unsecured Committee acknowledge that, with respect to the Miscellaneous Collateral described in I. above, all cash proceeds and distributions attributable to such Miscellaneous Collateral are intended to be made available to the Unsecured Committee (provided, however, that as acknowledged and agreed to by the Unsecured Committee, the sub advisor fee paid to CMSLP in connection with the Aim Fund Partnerships shall not be made available to the Unsecured Committee) and agree to take all reasonable action, including the execution of all reasonable documents, to effect such intent.

      In order to effectuate the rights and entitlement of the Unsecured Committee to cash proceeds, payments and/or distributions, as set forth herein, CMI and CMM shall agree and covenant, subject, in each case, to any restrictions or constraints imposed under applicable law, applicable constituent documents and/or applicable operative documents, to take such actions as are necessary to insure that all such proceeds, payments and/or distributions received by entities other than CMI and CMM are promptly paid to CMI or CMM, as applicable.

      The foregoing collateral descriptions will be modified if it is determined that a better lien can be granted consistent with the Term Sheet, Plan and any and all applicable constituent and operative documents, after review of such constituent and operative documents by the Unsecured Committee.

    References herein to the Unsecured Committee shall include any successor thereto.

                                   SCHEDULE A
                                      CBO-2

          Transaction       Tranches Rating   Face Amount
          -----------       ---------------   -----------
          CMM 1998-C1       D1       BB+      159,500,000
          CMM 1998-C1       D2       BB+      159,501,000
          CMM 1998-C1       E        BB        70,889,000
          CMM 1998-C1       F        BB-       35,444,000
          CMM 1998-C1       G        B+        88,612,000
          CMM 1998-C1       H1       B         88,611,000
          CMM 1998-C1       H2       B         88,611,000
          CMM 1998-C1       J        B-       106,334,000
          CMM 1998-C1       IE       CCC       70,889,000
          CMM 1998-C1       IE       NR       230,389,951
                                              -----------
                                            1,098,780,951

SUMMARY OF COVENANTS FOR SERIES A AND SERIES B NOTES

Minimum Excess Cash Flow    The Minimum Excess Flow covenant will be
                            calculated as follows: Gross Cash flows
                            (as defined), less cash flow from
                            Miscellaneous Collateral, if any, will equal
                            Adjusted Gross Cash Flows. Adjusted Gross Cash Flows will be reduced by (i) all general operating and administrative expenses for CMI and its affiliates
                            (excluding CMSLP), (ii) cash interest expense, and
                            (iii) allowed cash dividends to shareholders
                            (Adjusted Gross Cash Flows, less items (i) through
                            (iii), will be defined as the "Excess Cash Flow").
                            Excess Cash Flow must be greater than or equal to the principal amortization payable to MLMCI/GACC based on a 15-year mortgage amortization schedule.

                    PERIOD                     MINIMUM EXCESS CASH FLOW (1)
                    ------                     ----------------------------
                  3 months ended[]              [insert 15-year amortization
                  6 months ended[]                 schedule per period]
                  9 months ended[]
                  12 months ended[]
                  12 months ended[]
                  12 months ended[]
                  12 months ended[]
                  12 months ended[]

                            Gross Cash Flow shall include (i)cash payments received and accruals on securities held as long as payment on such accruals are not delinquent by more than 45 days from scheduled receipt and
                            (ii) all other cash income. Gross Cash Flows will not include cash distributions, if any, from CMSLP. (Cash flows and cash expenses related to Match Funded Debt will be excluded from this calculation).

                            (1)-Amounts will be inserted based upon
                            one-month LIBOR as of the Effective Date (and the related spread over LIBOR) and based upon such LIBOR rate remaining constant throughout the term of Note A and B, assuming a 15-year mortgage amortization schedule per period. The Minimum Excess Cash Flow will be calculated for the first three, six, nine and twelve month periods on a cumulative basis beginning with the first full fiscal quarter after the Effective Date. Subsequently, all Minimum Excess Cash Flow covenant tests will be calculated each fiscal quarter and will include the trailing twelve-month period.



Dividends                   Dividends will be limited to:
                            -  Preferred Stock cash dividends not to exceed
                               $4.1 million per year
                            -  Preferred dividends in connection with an
                               equity investment before or after the Effective Date as long as: (i) the cash dividend rate does not exceed 13% per year, (ii) the Company has sufficient liquidity on a projected basis to make interest and mandatory amortization payments during the upcoming 12-month period, and (iii) the Company is in compliance with other covenants.

Asset Sales                 Proceeds from the sale of assets, after repayment
                            of debt having a lien on such assets, will be used only to: (i) reinvest in income-producing assets
                            (including securities trading assets) within a 180-day reinvestment period or (ii) repay, on a pro rata basis: (1) Merrill/GAAC, (2) the Series A and B Notes and (3) Citibank's debt, if any, related to CMO IV.

                                  Schedule II

Transaction with            Any transaction with an affiliate must be on an
Affiliates                  arms-length basis. To the extent that the proposed
                            transaction exceeds $2.0 million, a board resolution (excluding the respective affiliate, if applicable) is required. To the extent that the proposed transaction exceeds $25 million, the opinion of a nationally recognized investment bank, professional services firm, or similar expert is required.

Purchase of Assets upon     The Company will not be permitted to purchase CMBS
a Default                   Assets rated "B" or lower if any event of default
                            occurs (including a cross-default to other debt).

Limitation on Debt          The Company and its subsidiaries will not be
                            permitted to incur additional debt other than:
                            (i) Refinancing Debt, (ii) Non-Recourse Repo Debt,
                            (iii) senior bank debt not to exceed $25.0 million,
                            (iv) capital lease obligations not to exceed
                            $400,000 and (v) debt permitted under the Interest
                            Coverage Ratio provision below.

                            REFINANCING DEBT includes: (1) the extension of existing debt or (2) debt incurred solely to refinance existing debt as long as such new debt incurred: (i) has an average weighted life no shorter than the debt being refinanced, (ii) has lower annual principal amortization requirements (prior to the maturity of the Series A and Series B Notes) than the debt being refinanced and (iii) has cash interest expense that is not materially greater than the debt being refinanced.

                            NON-RECOURSE REPO DEBT includes debt under repurchase obligations or similar types of financings, regardless of title, as long as: (i) the Company is in compliance with all other terms and covenants and (ii) the only recourse of the lender in the repo debt to the event of a default is the underlying collateral/securities purchased with such debt.

                            The Company cannot incur debt that is senior to the Series A and Series D Notes.

Interest Coverage Ratio     In addition to the debt described in clauses (i-iv)
                            above, the Company and its subsidiaries may incur additional debt if, pro forma for incurring such debt, the Company's Interest Coverage Ratio for the trailing twelve-month period (or for such shorter time period if fewer than twelve months have expired post Effective Date) is greater than 1.5X.

                            The Company cannot issue debt pursuant to the Interest Coverage Ratio that: (i) matures prior to the maturity of the Series B Notes or (ii) is callable prior to the maturity of the Series A and B Notes. The preceding sentence will not apply to non-amortizing purchase money repo debt (recourse) used to acquire CMBS Assets and having a maturity of less than 2 years.

                            Interest Coverage Ratio shall be calculated as:
                            (1)(i) Gross Cash Flow, less (ii) cash flow from the Miscellaneous Collateral, if any, less (iii) G&A and other cash operating expenses divided by (2) cash interest expense excluding cash lean extension fees.

Default; Exercise of        60-day notice and cure for all covenants. A waiver
Remedies                    of default for any of the above covenants or
                            acceleration or exercise of any remedies will require a vote of a majority in principal amount of the holders of the A and B Notes voting as a single class.

                                    EXHIBIT 3

                 SERIES E CONVERTIBLE PREFERRED STOCK TERM SHEET

ISSUER:                    CRIIMI MAE Inc. ("CRIIMI MAE", "CMI" or "the Company")

HOLDER:                    MeesPierson Investments Inc. ("MeesPierson" or "MPII")

ISSUE AMOUNT:              $10.3 million  (103,000 Preferred Shares (defined below)).  If the Subsequent Exchange
                           (defined below) occurs, then the Corporation shall issue another $10.0 million of
                           Preferred Shares to MeesPierson.  "Subsequent Exchange" shall mean the exchange of
                           100,000 shares of the Company's Series D Cumulative Convertible Preferred Stock, par
                           value $0.01 (the "Series D Preferred Stock") by MeesPierson for 100,000 shares of the
                           Preferred Shares on or prior to July 31, 2000.

LIQUIDATION VALUE:         $100 per share

SECURITIES:                Series E Cumulative Convertible Preferred Shares ("Preferred Shares")

DIVIDEND:                  1. From the date of issuance of the relevant share(s) of Preferred Shares to MPII through the Effective Date of the Company's Reorganization
                              Plan ("the Effective Date"), cumulative, floating-rate dividends based upon 3-month LIBOR plus 75 basis points, accruing quarterly, and payable, on the Effective Date, in common stock, which will not require registration to trade ("Dividend Securities").

                           2. After the Effective Date, cumulative, floating rate dividends based upon 3-month LIBOR plus 250 basis points, payable quarterly in cash or
                              Dividend Securities at CMI's option.

                           3. Unpaid dividends shall compound quarterly.

DIVIDEND SHARE             The amount of shares received as Dividend Securities will be equal to the
AMOUNT:                    dividend dollar amount divided by the average of the five (5) closing trade prices of the common stock for the five (5) previous trading days prior to the dividend payment date.

CONVERSION                 The Preferred Shares will become convertible into CRIIMI MAE common
FEATURE:                   stock at the option of MPII beginning three months after the Effective Date in accordance with the following schedule:

                                    Exhibit 3

                           1. Up to 25,750 (to be increased to 50,750, if the Subsequent Exchange
                              Occurs) Preferred Shares may be converted beginning at the end of 3 months, 9 months, 12 months and 15 months after the Effective Date without regard to the price of CRIIMI MAE's common stock.

                           2. Beginning 4 months after the Effective Date and ending 8 months after the Effective Date, MPII may convert up to 7,500 (to be increased to
                              15,000, if the Subsequent Exchange occurs) additional Preferred Shares in any 21 trading day period so long as the price of the common stock remained above $3.00 per share for each of the previous 21 trading days.

                           3. Beginning 10 months after the Effective Date, MPII may convert up to
                              5,000 (to be increased to 10,000, if the Subsequent Exchange occurs)
                              additional Preferred Shares in any 21 trading day period so long as the price of the common stock remained above $3.00 per share for each of the previous 21 trading days.

                           4. In no event may MPII convert (i) more than 25,750 (to be increased to
                              50,750, if the Subsequent Exchange occurs) Preferred Shares in any 21 trading day period, or (ii) Preferred Shares resulting in MPII owning
                              5% or more of CMI's then outstanding common stock.

                           CONVERSION PRIOR TO THE EFFECTIVE DATE. In the event that the Effective
                           Date does not occur on or before December 31, 2000, then 5,000 (to be increased to 10,000, if the Subsequent Exchange occurs) Preferred Shares shall become convertible at the option of MPII into fully paid and non-assessable shares of CMI common stock in January 2001 and in each month thereafter until the Effective Date. In no event may MPII convert (i) more than 5,000 (to be increased to 10,000, if the Subsequent Exchange occurs)
                           Preferred Shares (or less than 1,000 Preferred Shares at any one time)
                           during any calendar month or (ii) any Preferred Shares into CMI common stock if such conversion would result in MPII owning 5% or more of CMI's then outstanding common stock.

CONVERSION
SETTLEMENT:                Upon conversion, MPII shall receive the common shares and accrued and unpaid dividends on the Series E Preferred Shares within five business days following completion of the Conversion Pricing Period.

CONVERSION PRICE:          MPII may convert its Preferred Shares into common stock, which will not require registration to trade, at a price per share equal to the
                           Closing Trade Price for a Valid Trading Day within the Conversion
                           Pricing Period mutually acceptable to CMI and MPII or, if no Closing
                           Trade Price is mutually acceptable to CMI and MPII, the Average
                           Closing Trade Price of

                           CMI common stock over the applicable Conversion Pricing Period.

CLOSING TRADE              The last trade price for CMI common shares (a) as reported on the
PRICE:                     NYSE or American Stock Exchange or any successor thereto, or (b) the last reported bid quotation for the common stock or the survivor common stock as the case may be, as reported by the NASDAQ National
                           Market System or any successor thereto, for that Trading Day.

AVERAGE CLOSING            Calculated by dividing (i) the sum of the closing trade prices on the NYSE
TRADE PRICE:               for CMI common stock on each Valid Trading Day during the applicable
                           Conversion Pricing Period, by (ii) the total number of Valid Trading Days in such Conversion Pricing Period.

CONVERSION                 21 trading days commencing on the first Valid Trading Day prior to
PRICING                    notice of conversion, subject to earlier termination as agreed upon
PERIOD:                    by CMI and MPII.

VALID                      An Exchange Business Day during a Conversion Pricing Period in which either
TRADING DAY:               (i) the Minimum Daily Price has been exceeded, or (ii) the Minimum Daily Price has not been exceeded and MPII and CMI agree to include such day as an
                           Exchange Business Day in such Conversion Pricing Period.

MINIMUM                    Either (i) 75% of the Closing Trade Price for the trading day immediately
DAILY PRICE:               preceding either the date of delivery of the Holder Conversion Notice to the Company or the Mandatory Conversion Date, as the case may be, or (ii) an amount agreed upon by MPII and CMI at the beginning of any Conversion
                           Pricing Period, that shall be applicable for every Exchange Business
                           Day during a Conversion Pricing Period.

MANDATORY                  Any outstanding Preferred Shares will be converted on the second anniversary of
CONVERSION:                the Effective Date.

OPTIONAL                   Upon thirty (30) days prior written notice to MPII, the Preferred Shares will be redeemable,
REDEMPTION:                in whole or in part, at anytime at CRIIMI MAE's  discretion at 106% plus accrued and unpaid dividends.